Exhibit 99.1

PETRODELTA, S.A.

(SUBSIDIARY OF CORPORACIÓN

VENEZOLANA DEL PETRÓLEO, S.A—CVP)

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2012, 2011 AND 2010

AND

INDEPENDENT AUDITOR’S REPORT

PETRODELTA, S.A.

(Subsidiary of Corporación Venezolana del Petróleo, S.A.—CVP)

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Director of

PETRODELTA, S.A.

REPORT ON THE FINANCIAL STATEMENTS

We have audited the accompanying financial statements of PETRODELTA, S.A. (a subsidiary 60% owned by Corporacion Venezolana del Petróleo, S.A. CVP), which comprise the statements of financial position as at December 31, 2012, 2011, and 2010, and the statements of comprehensive income, statements of changes in equity, and statements of cash flows for the years then ended, and a summary of significant accounting policies and other explanatory information.

MANAGEMENT’S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITOR’S RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements present fairly, in all material respects, the financial position of Petrodelta, S.A. as at December 31, 2012, 2011, and 2010, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards.

EMPHASIS OF MATTER

Without qualifying our opinion as indicated in Note 21 to the financial statements, the Company belongs to a group of related companies and conducts transactions and maintains balances for significant amounts with other members of the group, with significant effects on the results of its operations and financial position. Because of those relationships, these transactions may have taken place on terms other than those that would characterize transactions between unrelated companies.

Without qualifying our opinion, as explained in Note 21, during the years ended December 31, 2012 and 2011, the Company recorded revenues, unbilled, for the sale of crude oil in the amount of US$.404,619 thousands (Bs.1,739,862 thousands) and US$.67,092 thousands (Bs.288,496 thousands), respectively, corresponding to the production of crude of the Campo El Salto, whose price indexed to crude Boscan type is not contemplated in the Agreement of Purchase and Sale of Oil originally signed between the Company and PDVSA Petroleo, S.A. As of December 31, 2012 and 2011, the Company has accounts receivable of US$.352,721 thousands and US$.50,772 thousands (Bs.1,516,704 thousands and Bs.218,319 thousands), respectively, for the delivery of such crude. The Company and PDVSA Petroleo, S.A. are in the process of approval to include the pricing formula established and agreed to this crude, amend the contract, and start the billing process.

Without qualifying our opinion, as indicated in Note 21, from April 2011 the Company set the price of US$.70 as a maximum price for the calculation and accounting of the royalties instead of the sale price of barrel of oil as had been calculated and recorded in previous accounting periods, based on the Decree No.8163 dated 18 April 2011 which creates the Special Tax on Extraordinary Prices and Exorbitant Prices in the International oil Market. Have registered in accordance with the procedures followed in previous years, revenues from crude sales and royalty expense for the year ended December 31, 2011, have increased in thousands US$.76,966 (Bs.330,952). This accounting procedure has no effect on Company net income.

Por PGFA PERALES, PISTONE & ASOCIADOS

José G. Perales S.

C.P.C. Nº 9.578

March 1, 2013

Valencia, Venezuela.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Statements of Financial Position

(Expressed in thousands)

	December 31,
	Note	2012	2011	2010	2012	2011	2010
		(U.S. Dollars)			(Bolivars)
Assets
Property, plant and equipment, net	8	538,351	410,165	321,816	2,314,912	1,763,709	1,383,809
Deferred income tax	7 - f	138,492	155,062	60,205	595,516	666,767	258,881
Recoverable tax credits	7 - k	29,721	17,239	8,072	127,801	74,129	34,710

Total non-current assets		706,564	582,466	390,093	3,038,229	2,504,605	1,677,400

Prepaid expenses and other assets	9	1,161	523	407	4,993	2,248	1,750
Inventories	10	77,637	36,794	24,997	333,839	158,214	107,487
Accounts receivable	11	1,313,302	922,788	506,356	5,647,202	3,967,991	2,177,331
Cash and cash equivalents	12	3,335	2,342	3,465	14,336	10,071	14,900

Total current assets		1,395,435	962,447	535,225	6,000,370	4,138,524	2,301,468

Total assets		2,101,999	1,544,913	925,318	9,038,599	6,643,129	3,978,868

Total equity	13	760,274	674,281	472,371	3,269,176	2,899,407	2,031,195

Liabilities
Provision for asset retirement costs	14	70,425	41,518	29,798	302,828	178,527	128,131
Provision for retirement and other benefits	14	22,671	11,550	8,439	97,486	49,666	36,288
Deferred income tax	7 - f	68,066	8,606	8,371	292,684	37,006	35,995

Total non-current liabilities		161,162	61,674	46,608	692,998	265,199	200,414

Dividends payable	13	30,550	30,550	18,330	131,365	131,365	78,819
Provisions	14	1,569	1,805	2,098	6,744	7,761	9,021
Accruals and other liabilities	15	510,548	262,971	169,317	2,195,363	1,130,776	728,064
Accounts payable	16	544,931	340,753	52,095	2,343,203	1,465,241	224,009
Income tax payable	7	92,965	172,879	164,499	399,750	743,380	707,346

Total current liabilities		1,180,563	808,958	406,339	5,076,425	3,478,523	1,747,259

Total liabilities		1,341,725	870,632	452,947	5,769,423	3,743,722	1,947,673

Total equity and liabilities		2,101,999	1,544,913	925,318	9,038,599	6,643,129	3,978,868

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Statements of Comprehensive Income

(Expressed in thousands)

		Years ended December 31,
	Note	2012	2011	2010	2012	2011	2010
		(U.S. Dollars)			(Bolivars)
Income
Sale of crude oil		1,157,293	1,045,224	604,173	4,976,360	4,494,463	2,597,945
Sale of natural gas		3,360	3,504	3,413	14,448	15,067	14,676

	21	1,160,653	1,048,728	607,586	4,990,808	4,509,530	2,612,621

Costs and expenses:
Operational expenses	17	(138,605)	(105,750)	(53,659)	(596,002)	(454,725)	(230,734)
Depletion, depreciation and amortization	8	(86,005)	(58,375)	(40,429)	(369,821)	(251,013)	(173,847)
Sales, general and administrative expenses		(20,282)	(8,235)	(6,147)	(87,213)	(35,412)	(26,428)
Royalties and other taxes	7 - g	(604,003)	(530,476)	(217,760)	(2,597,213)	(2,281,047)	(936,367)
Contributions and fundings for social development		(14,889)	(7,241)	(9,863)	(64,023)	(31,137)	(42,414)
Financial income	18	—	7	84,448	—	30	363,126
Financial expenses	18	(7,023)	(10,702)	(26,767)	(30,199)	(46,017)	(115,098)
Other income (expenses), net		(743)	459	2,622	(3,195)	1,974	11,274

Total costs and expenses		(871,550)	(720,313)	(267,555)	3,747,666)	(3,097,347)	(1,150,488)

Income before tax		289,103	328,415	340,031	1,243,142	1,412,183	1,462,133
Income tax	7 - a	(203,110)	(95,955)	(262,031)	(873,373)	(412,606)	(1,126,733)

Net income		85,993	232,460	78,000	369,769	999,577	335,400

Other comprehensive income	13	—	—	—	—	—	913,580

Total comprehensive income for the year		85,993	232,460	78,000	369,769	999,577	1,248,980

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2012, 2011 and 2010

(Expressed in Thousands of U.S. Dollars)

				Retained earning
	Note	Capital Stock	Share premiun	Legal Reserve and Other Reserves	Undistributed	Total equity
Balances at December 31, 2009		6,977	212,451	134,764	70,729	424,921
Total comprehensive income for the year		—	—	—	78,000	78,000
Release from other reserves	13	—	—	(82,232)	82,232	—
Dividends declared	13	—	—	—	(30,550)	(30,550)

Balances at December 31, 2010		6,977	212,451	52,532	200,411	472,371
Total comprehensive income for the year		—	—	—	232,460	232,460
Appropriation to other reserves	13	—	—	94,622	(94,622)	—
Dividends declared	13	—	—	—	(30,550)	(30,550)

Balances at December 31, 2011		6,977	212,451	147,154	307,699	674,281
Total comprehensive income for the year		—	—	—	85,993	85,993
Release from other reserves	13	—	—	(76,030)	76,030	—

Balances at December 31, 2012		6,977	212,451	71,124	469,722	760,274

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Statements of changes in equity

Years ended December 31, 2012, 2011 and 2010

(Expressed in Thousands of Bolivars)

				Retained earning
	Note	Capital Stock	Share premiun	Legal Reserve and Other Reserves	Undistributed	Accumulated translation adjustment	Total equity
Balances at December 31, 2009		15,000	456,770	289,741	152,068	—	913,580
Total comprehensive income for the year	13	—	—	—	335,400	913,580	1,248,980
Release from other reserves	13	—	—	(65,356)	65,356	—	—
Dividends declared	13	—	—	—	(131,365)	—	(131,365)

Balances at December 31, 2010		15,000	456,770	224,385	421,460	913,580	2,031,195
Total comprehensive income for the year		—	—	—	999,577	—	999,577
Appropriation to other reserves	13	—	—	406,875	(406,875)	—	—
Dividends declared	13	—	—	—	(131,365)	—	(131,365)

Balances at December 31, 2011		15,000	456,770	631,260	882,797	913,580	2,899,407
Total comprehensive income for the year		—	—	—	369,769	—	369,769
Release from other reserves	13	—	—	(326,928)	326,928	—	—

Balances at December 31, 2012		15,000	456,770	304,332	1,579,494	913,580	3,269,176

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Statements of Cash Flow

(Expressed in thousands)

	Years ended December 31,
	2012	2011	2010	2012	2011	2010
	(U.S. Dollars)			(Bolivars)
Cash flow from operating activities:
Net income	85,993	232,460	78,000	369,769	999,577	335,400

Adjustments to reconcile net income to net cash (used in) provided by operating activities -
Depletion, depreciation and amortization	86,005	58,375	40,429	369,821	251,013	173,845
Change in estimation of provision for asset retirement costs	(23,229)	(7,644)	(2,043)	(99,886)	(32,869)	(8,785)
Asset retirement profit, net	—	—	(2,892)	—	—	(12,436)
Provision for income tax	127,080	190,577	189,780	546,444	819,481	816,054
Deferred income tax provision	76,030	(94,622)	72,251	326,929	(406,875)	310,679
Financial cost on provision for asset retirement obligation	5,678	4,076	3,339	24,415	17,527	14,358
Financial income from variation in the exchange rate	—	—	(84,439)	—	—	(363,088)
Tax credit financial cost	1,339	6,623	3,951	5,759	28,477	16,989
Cost financial assistance	—	—	19,475	—	—	83,743
Changes in operating assets -
Prepaid expenses and other assets	(638)	(117)	152	(2,745)	(498)	654
Material and supplies inventories	(47,585)	(12,921)	3,493	(204,616)	(55,560)	15,020
Accounts receivable	(404,335)	(432,222)	(154,936)	(1,738,642)	(1,858,556)	(666,225)
Changes in operating liabilities -
Provisions	39,792	14,538	15,919	171,104	62,514	68,452
Accruals and other liabilities	241,899	89,578	53,856	1,040,172	385,188	231,584
Accounts payable	204,178	288,659	(38,033)	877,962	1,241,229	(163,542)
Income tax payable	(206,994)	(182,197)	(52,526)	(890,074)	(783,447)	(225,863)

Total adjustments	99,220	(77,297)	67,776	426,643	(332,376)	291,439

Net cash provided by operating activities	185,213	155,163	145,776	796,412	667,201	626,839

Cash flow (used in) provided by investing activities:
Acquisition of property, plant and equipments	(184,220)	(137,956)	(101,799)	(792,147)	(593,211)	(437,737)
Asset retirement	—	—	21	—	—	91

Net cash used in investing activities	(184,220)	(137,956)	(101,778)	(792,147)	(593,211)	(437,646)
Cash flow used in financing activities:
Dividends paid	—	(18,330)	(43,346)	—	(78,819)	(186,388)

Net cash used in financing activities	—	(18,330)	(43,346)	—	(78,819)	(186,388)

Effect for variation in the exchange rate in cash and cash equivalents	—	—	(249)	—	—	(1,071)
Effect for variation in the exchange rate in the foreign currency	—	—	—	—	—	6,583

Net cash (decrease) increase	993	(1,123)	403	4,265	(4,829)	8,317
Cash and cash equivalents at the beginning of the year	2,342	3,465	3,062	10,071	14,900	6,583

Cash and cash equivalents at the end of the year	3,335	2,342	3,465	14,336	10,071	14,900

The accompanying notes (1 to 25) are an integral part of these financial statements.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(1)	Reporting Entity

Petrodelta, S.A. was incorporated and is domiciled in the Bolivarian Republic of Venezuela and its main offices are located at Avenida Alirio Ugarte Pelayo, Edificio Petrodelta, Ala Norte, Planta Baja in Maturín, Monagas State. Its legal address is: Avenida Veracruz con Calle Cali, Urbanización Las Mercedes, Edificio Pawa, Piso 5, Caracas, Distrito Capital.

Petrodelta, S.A. (the Company) was incorporated in October 2007, as published in Official Gazette No. 38,786. Its business objective is primary exploration to discover oil reserves, extraction of oil in its natural state, and its subsequent collection, transportation and storage pursuant to Article No. 9 of the Venezuelan Hydrocarbon Law (LOH). The Company operates within an area of approximately 1,000 square kilometers in the Uracoa, Bombal, and Tucupita fields (formerly the Monagas Sur Unit) and in the El Salto, El Isleño, and Temblador fields in the Monagas and Delta Amacuro states in Venezuela (the assigned operating area).

The Company was created as a result of the process for conversion into a mixed-capital company of the Operating Agreement signed on July, 1992 between PDVSA Petróleo, S.A. (PDVSA Petróleo) (formerly Lagoven, S.A.), Harvest Natural Resources, Inc. (Harvest) (formerly Benton Oil and Gas Company) and Venezolana de Inversiones y Construcciones Clérico, C.A. (Vinccler). As part of this process, on March 31, 2006, PDVSA Petróleo, S.A., Corporación Venezolana del Petróleo, S.A. (CVP) and Harvest Vinccler, S.C.A. (HVSCA), the agreement operator and a related company of Harvest and Vinccler, signed a memorandum of understanding for conversion into a mixed company. In June 2007, the National Assembly of the Bolivarian Republic of Venezuela approved the incorporation of the mixed company Petrodelta, S.A. In August 2006, the National Assembly approved the inclusion of the Temblador, El Isleño and El Salto areas into the Monagas Sur Unit for further development of the Company’s primary activities. An agreement for conversion into a mixed company was signed between CVP and HNR Finance B.V. (HNR Finance) in September 2007. The Company will operate for 20 years as from October 2007 when the decree for transfer of field operations was published in the Official Gazette.

The capital stock of the Company is 60%-owned by Corporación Venezolana del Petróleo (CVP), a wholly owned subsidiary of Petróleos de Venezuela, S.A. (PDVSA), and the remaining 40%-owned by HNR Finance.

Company management considers that it operates in a single business segment (hydrocarbons) and in one country, the Bolivarian Republic of Venezuela, in conformity with its social statutes.

During the transition period from April 1, 2006 to December 31, 2007, Harvest Vinccler, S.C.A. (HVSCA) was in charge of managing and developing the Company’s activities and provided its financial and operational structure for this purpose. The Company’s operating costs during this period were paid by HVSCA and CVP and subsequently charged to PDVSA, which, in turn, billed the Company. These costs were recognized in the statements of comprehensive income for the respective periods. These costs include, but are not limited to, general, administrative, operating and capital expenses required to continue activities in the assigned operating area.

At December 31, 2012, 2011 and 2010 the Company had not received information regarding production from Temblador field from the period starting October 23, 2007, official date of the decree of transferring field operations to the Company, and ending February 1, 2008. Because production was handled during this period by PDVSA as well as related operational expenses, investments, tributes and contributions by law associated, the Company started discussions to obtain information and evaluate if merits exists for an eventual reconciliation of actual crude produced during the period mentioned.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

During the years ended December 31, 2012, 2011 and 2010, the Company has operated with employees assigned by its shareholders or their related companies since it has no direct employees. At December 31, 2012, 2011 and 2010, the Company has 635, 527 and 432 employees, respectively, assigned by its shareholders or their related companies.

During the year ended December 31, the Company drilled 12 (2012), 15 (2011) and 16 (2010) development wells, produced approximately 13.2 (2012), 11.4 (2011) and 8.6 (2010) million barrels of oil and sold 2.1 (2012), 2.3 (2011) and 2.2 (2010) billion cubic feet of natural gas.

Regulations

The Company’s main activities are regulated by the Venezuelan Hydrocarbon Law (LOH), effective from January 2002 and its partial reform of May 2006. Gas-related operations are regulated by the Venezuelan Gaseous Hydrocarbon Law effective since September 1999 and its Regulation of June 2000, by the provisions of the bylaws and common rights norms applicable.

Below are the main regulations included in the LOH:

a)	A 30% royalty on volumes of hydrocarbon extracted (see Note 7-g).

b)	A Partial Reform of the Extraction Tax was enacted and published in Official Gazette No. 38,443 of May 24, 2006, establishing a rate equivalent to one-third of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis set out in the Law for royalty calculation. The taxpayer has the right to deduct from the extraction tax any sum payable as royalties (30%), including the additional royalty paid for special advantages (3.33%).

c)	A surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years.

d)	An internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. Company management considers that, other than associated gas, no hydrocarbon derivatives are consumed (see Note 7-j). All of this tax was recorded against income for the year 2012.

Hydrocarbon Purchase Sale Agreement

On January 17, 2008, the Company signed a hydrocarbon purchase sale agreement with PDVSA Petróleo, whereby the Company undertakes to sell to the latter all hydrocarbons produced within the delimited operating area that are not being used in its operations. The Company may assign or transfer this agreement, or any rights and obligations thereunder, to another company in accordance with Article No. 27 of the LOH. This agreement is for 20 years.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

In October 2011, the Company began to deliver production from El Salto field to the COMOR transfer point, EPM-1 storage facility at PDVSA Morichal which serves as a reception and dispatch of crude for its proximity to El Salto field. Since that date, MPPPM determined that Petrodelta’s production flowing through the COMOR transfer point was of lower gravity and higher sulphur content, and instructed the Company that invoicing of crude from El Salto field from October 2011 must be made in reference to a similar gravity crude and not using the crude currently in the purchase sale contract. On December 17, 2012 the Company received from PDVSA Marketing and Supply a proposal to amend the purchase sale agreement with PDVSA Petróleo to invoice the production from El Salto field. This amendment includes a change in the pricing formula which currently uses Merey 16 to bill the volumes produced by the Company and include Boscán crude as a reference adjusting the transportation and commercialization costs to invoice that production with lower density and higher sulphur content coming from El Salto field. The Company has agreed to amend the purchase sale agreement which will permit to bill the production delivered from El Salto field that since October 2011 has not being able to invoice. The amendment has been approved by the Board of Directors of the Company (see Note 24-a) and is in process of approval by PDVSA Petroleo in order to endorse it to the Company Shareholder´s approval.

(2)	Basis of Preparation

(a)	Statement of Compliance

The financial statements as of December 31, 2012, 2011 and 2010 are prepared in accordance with International Financial Reporting Standards (IFRS) adopted by the International Accounting Standards Board (IASB) and their interpretations, issued by the International Financial Reporting Interpretations Committee (IFRIC) of the IASB.

On March 1, 2013 the Board of Directors of the Company approved the issuance of the financial statements as of December 31, 2012 in accordance with International Financial Reporting Standards (IFRS) and resolved to submit these financial statements to the Shareholders of the Company and it is expected its approval with no modifications.

On February 23, 2012, the Board of Directors of the Company approved the issuance of these financial statements as of December 31, 2011 in accordance with International Financial Reporting Standards (NIIF) and resolved to submit these financial statements to the Shareholders of the Company and it is expected its approval with no modifications.

On March 10, 2011, the Board of Directors of the Company resolved to submit for consideration of the Shareholders of the Company the financial statements for the year ended December 31, 2010. The financial statements as of December 31, 2011 and 2010 will be presented in the coming Shareholder meeting and expect their approval with no modifications.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(b)	Basis of Measurement

The financial statements have been prepared on the historical cost basis, except for certain assets and liabilities measured at fair value. Assets measured and presented at fair value are: recoverable tax credits, accounts receivable and cash and cash equivalents.

The methods used for measuring fair value are discussed in more detail in Note 5.

(c)	Functional and Presentation Currency

The financial statements are presented in U.S. dollar (dollar or US$.) and bolivars (bolivars or Bs.). The Company’s functional currency is the dollar, since the main economic environment in which Petrodelta, S.A. operates is the international market for crude oil and its products. In addition, a significant portion of its revenues, as well as most costs, expenses and investments are denominated in dollars.

The financial statements in bolivars are presented for statutory purposes.

All financial information presented in U.S. dollars and bolivars has been rounded in thousands.

(d)	Use of estimates and judgments

The preparation of financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the amounts of assets, liabilities, income and expense. The Company applies its best estimates and judgments; however, actual results may differ from initial estimates.

Estimates and assumptions are reviewed periodically, and the effects of the revisions, if any, to accounting estimates are recognized in the period in which the estimate is revised and in any future periods affected.

Significant areas of critical judgment in the application of accounting policies, which significantly affect financial statement amounts, are described in the following notes:

•	Note 3-g and 8—depletion, depreciation and amortization

•	Note 3-h and 14—provision for asset retirement costs

•	Note 3-f and 19—valuation of financial instruments

Information on areas of uncertainty affecting management’s estimates which significantly affect financial statement amounts in future periods are described in the following notes:

•

Notes 3-r and 14—measurement of contract-based retirement benefit obligations and other post-retirement benefits other than pensions, which is a PDVSA obligation with the employees assigned to the Company for subsequent billing once the employee is considered eligible for pension.

•	Notes 3-d and 7-f—deferred income tax

•	Notes 3-m and 20—commitments, contingencies and provisions in respect of environmental issues

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

The Company’s operations may be affected by the political, legislative, regulatory and legal environment, both at the national and international level. In addition, significant changes in prices or availability of crude oil and its products may have an impact on the Company’s results of operations in any given year.

(3)	Summary of Significant Accounting Policies

The accounting policies used for the preparation of these financial statements have been applied consistently for all periods presented and are summarized as follows:.

(a)	Foreign Currency

Transactions in Foreign Currency

Transactions in foreign currency (any currency different than the functional currency) are translated into the Company’s functional currency using the exchange rate in effect at the transaction date. Monetary assets and liabilities denominated in foreign currency are translated into U.S. dollars using the exchange rate prevailing at the date of the statement of financial position. Exchange gains or losses on monetary assets and liabilities resulting from this translation are presented as financial income or expenses in the statements of comprehensive income. Nonmonetary assets and liabilities in foreign currency are stated at fair value and translated to the functional currency using the exchange rate prevailing at the date fair value was determined. All other nonmonetary items denominated in foreign currency measured at historical cost are converted at the exchange rate at the date of the transaction.

Translation to the Presentation Currency

The Company’s financial statements were translated from dollars into bolivars, a currency other than the functional currency, in accordance with International Accounting Standard No. 21 The Effects of Changes in Foreign Exchange Rates. This standard requires each entity to determine its functional currency based on an analysis of the primary economic environment in which the entity operates, which is normally the one in which it primarily generates and expends cash.

The financial statements were translated into bolivars using the following procedures:

•	Assets and liabilities in each statement of financial position at the exchange rates in effect at the date of such statement.

•	Income and expenses in the statements of comprehensive income at the exchange rate at the date of transaction.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

•

All exchange gain and losses generated as a result of the above, are recognized in the statement of comprehensive income as other comprehensive income and accumulated as a separate component of equity.

•

Equity accounts are translated at the exchange rate in effect at the date of each related transaction, except for retained earnings which are translated at the weighted-average rate for the relevant year.

(b)	Revenue Recognition

Income from sales of crude oil and gas, are measured at fair value of the cash receipts or amounts to be received, net of commercial discounts, and is recorded in the statements of comprehensive income when risks and significant rights of ownership are transferred to PDVSA Petróleo and MPPPM as stipulated in the hydrocarbon purchase sale agreement. Income is recognized when it can be reasonably measured and it is probable that future economic benefits will flow to the Company. Income from activities other than the Company’s main business is recognized when realized. Income is not recognized when there is significant uncertainty as to the recoverability of the obligation acquired by the buyer. All of the Company results are from continuing operations. During the years ended December 31, 2012, 2011 and 2010, the Company received accounting guidelines from its main shareholder, CVP, to recognize revenue from the sale of crude, royalty and extraction tax in accordance with the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (see Notes 7-g and 21).

(c)	Financial Income and Expenses

Financial income included in the statements of comprehensive income represents mainly the effects originated by modifications and dispositions in relation to exchange rates (see Note 18).

Financial expenses included in the statements of comprehensive income represents changes (losses) in the fair value of financial assets (see Note 7-k) and the asset retirement obligation (see Notes 3-g and 3-m).

Income and losses in foreign currencies are recognized on a net basis, either as financial income or financial expense, depending on the effect of foreign currency fluctuations resulting from a net asset or liability position.

(d)	Income Tax

Income tax expense comprises current and deferred income tax. Income tax expense is recognized in the results for each year, except to the extent that it relates to items that should be directly recognized in other comprehensive income.

Current income tax is the expected tax payable based on the taxable income for the year, using the methodology established by current laws and tax rates at the reporting date and any adjustment to taxes payable from previous years. Current income tax payable also includes tax responsibility derived from dividends declared.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Deferred income tax is recognized using the balance sheet liability method. Deferred tax assets and liabilities are recognized by the timing differences that exist between assets and liabilities values presented in the statement of financial position and their corresponding tax value, as well as operating losses and tax credit carry-forwards. The value of deferred tax assets and liabilities is determined based on tax rates expected to be applicable to taxable income for the year in which temporary differences will be recovered or settled pursuant to law. The effect on deferred assets and liabilities of changes in tax rates is recorded in the results for the year in which such changes become effective.

A deferred tax asset is recognized only to the extent that future taxable income will be available for offsetting. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(e)	Contributions and Funding for Social Development

Corresponds to contributions and funding the Company is obliged by law to carry out and are paid and recovered by PDVSA. These contributions are funding for endogenous projects, programs related to science, technology and innovation and funding of national programs in relation to antidrug activities and Sports Organic Law.

(f)	Financial Instruments

Non-derivative financial instruments consist of recoverable tax credits, accounts receivable, cash and cash equivalents, accounts payable to suppliers, and other liabilities (see Note 5).

Non-derivate financial instruments classified as at fair value through profit or loss are initially recognized at fair value, plus any direct transaction costs.

Recoverable tax credits are accounted for at fair value after its initial recognition (see Note 7-k). All other non-derivative financial assets and liabilities are maintained at its original recognized value.

A financial instrument is recorded when the Company engages or commits to the contractual clauses thereof. Financial assets are reversed if the Company’s contractual rights over the asset’s cash flows expire or if the Company transfers the financial asset to another entity without retaining control or a significant portion of the asset’s risks and rewards. Regular purchases and sales of financial assets are accounted for at trade date, which is generally the date on which the Company commits to purchase or sell the asset. Financial liabilities are derecognized when the Company’s specific contractual obligation expires or is paid.

During the years ended December 31, 2012, 2011 and 2010, the Company conducted no transactions with derivative instruments.

The balance of financial assets and liabilities are offset and the net amount shown in the statement of financial position when and only when, the Company has a legal right to offset amounts and intends to settle on a net basis or to realize the asset and settle the liability simultaneously.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(g)	Property, Plant and Equipment

Recognition and measurement

Property, plant and equipment are stated at cost, net of accumulated depreciation and impairment losses (see Note 3-l). The successful efforts accounting method is used for exploration and production activities of crude oil and natural gas, taking into consideration what is established under IFRS 6 Exploration For and Evaluation of Mineral Resources in relation to accounting for exploration and evaluation expenditures, including the recognition of exploration and evaluation assets. All costs for development wells, related plant and equipment, and property used for oil recovery are recorded as part of the cost of the assets. Costs of exploratory wells are capitalized until it is determined whether they are commercially feasible; otherwise, such costs are charged to operating expenses. Other exploratory expenditures, including geological and geophysical costs, are expensed as incurred.

The cost of property, plant, and equipment includes disbursements that are directly attributable to the acquisition of such assets and the amounts associated with asset retirement costs (see Note 3-h).

Finance costs of projects requiring major investments, and costs incurred for specific financing of projects, are recognized as part of property, plant, and equipment, when can be directly related to the construction or acquisition of a qualifying asset. Capitalization of such costs is suspended during periods when the development of construction activity is interrupted, and capitalization ends when necessary activities are substantially complete for the utilization of a qualifying asset. An asset is considered qualified, when it requires a period of substantially time necessary before is ready for use.

The cost of assets built by the Company includes materials and direct labor, as well as any other direct cost attributable to bringing the asset to working condition. Costs for dismantling and removal from the construction site are also included.

All disbursements relating to construction or purchase of property, plant and equipment in the stage prior to implementation are stated at cost as work in progress. Once the assets are ready for use, they are transferred to the respective component of property, plant, and equipment and depreciation or amortization commences.

Gain or loss generated by the sale, retirement or disposal of an asset from property, plant, and equipment, is determined by the difference between the amount received from sale, retirement or disposal, if any, and the net carrying value in the books of the Company, and is recognized as other income or expense, net in the statements of comprehensive income.

Materials and supplies accounted for as inventory and considered strategic since they will be used as spare parts for two years operation in the production facilities and in specific investment projects are reported under property, plant, and equipment.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Subsequent Costs

Costs for major maintenance or general repairs, as well as replacement of significant parts of property, plant and equipment are capitalized when identified as a separate component of the asset to which such maintenance, repair and replacement corresponds and are depreciated between one maintenance period and the other. Disbursements for minor maintenance, repairs and renewals incurred to maintain facilities in operating conditions are expensed.

Depletion, Depreciation and Amortization

Depletion, depreciation, and amortization of capitalized costs related to wells and facilities for the production of crude oil and gas are determined by the units of production method by field, based on proved developed reserves, which include quantities of oil and gas that can be recovered from existing wells, with equipment and methods currently in use. The rates used are reviewed annually based on an analysis of reserves and are applied retroactively at the beginning of the year. Capitalized costs of other property, plant and equipment are depreciated over their estimated useful lives, mainly using the straight-line method with an average useful life of 15 years for administrative buildings and between 3 and 5 years for the remaining assets

When parts of a property, plant, and equipment asset have different useful lives, they are recorded separately as a significant component of that asset.

Depreciation methods and average useful lives of property, plant, and equipment are reviewed annually. Land is not depreciated.

(h)	Costs associated with Asset Retirement Costs

The Company capitalizes estimated costs associated with obligations from retirement of assets used for exploration and crude oil and natural gas production activities, based on the future retirement plan for those assets. Cost is capitalized as part of the related long-lived asset and is amortized over its useful life with a charge to operating costs (see Note 3-m).

(i)	Inventories

Inventories are stated at the lower of cost and net realizable value. Net realizable value is the estimated selling price in the normal course of business, less costs to complete and estimated selling costs.

The cost of inventories of crude oil and its products is determined using the average cost method.

Materials and supplies are valued mainly at average cost, less an allowance for possible losses, and are classified into two groups: current assets and non-current assets.

The inventory obsolescence provision is calculated from analysis of stock behavior and aging reports that will eventually determine its use type and mobility in order to apply the corresponding obsolescence percentage.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(j)	Accounts Receivable

Accounts receivable are accounted for according to price formulas established in the Hydrocarbon Purchase Sale Agreement between the Petrodelta, S.A. and PDVSA Petróleo, S.A. whereby the former undertake to sell and PDVSA Petróleo, S.A. undertakes to buy all hydrocarbons produced that are not being used in their operations within the delimited operating areas. At December 31, 2012, 2011 and 2010, the Company does not expect to incur losses on uncollectible accounts and, therefore, has not set aside a provision in this connection other than those described in the hydrocarbon purchase sale agreement with PDVSA Petróleo, S.A (see Notes 11 and 21).

(k)	Cash and Cash Equivalent

Petrodelta, S.A. considers as cash and cash equivalents the cash in hands and banks. At December 31, 2012, 2011 and 2010 amounted to approximately US$.3,335 thousands, US$.2,342 thousands and US$.3,465 thousands (Bs.14,336 thousands, Bs.10,071 thousands and Bs.14,900 thousands), respectively (see Note 12).

(l)	Impairment in the Value of Assets

Non-derivative Financial Assets

Financial assets are assessed by the Company at the date of the financial statements to determine whether there is any objective evidence of impairment. A financial asset is impaired if there is objective evidence that one or more events have had a negative effect on the estimated future cash flows of the asset (see Note 6).

Objective evidence that financial assets are impaired can include default or lack of compliance from debtors, restructuring a balance due to the Company in terms that may not be considered in other circumstances, signs that a debtor or issuer declares bankrupt or the instrument no longer has a market.

Significant financial assets are reviewed individually to determine their impairment. The remaining financial assets with similar credit risk characteristics are evaluated as a group.

In evaluating impairment, the Company uses historical trends of the probability of defaults, timing of recoveries and the amount of loss incurred, adjusted for management’s judgment as to whether current economic and credit conditions are such that the actual losses are likely to be greater or less than the suggested by historical trends.

An impairment loss related to a financial asset is calculated as the difference between its carrying amount and the present value of the estimated future cash flows, discounted at the effective interest rate. Impairment losses are recognized in the statements of comprehensive income. An impairment loss is reversed if the amount can be related objectively to an event occurring after the impairment loss was recognized (see Note 19).

Non-Financial Assets

The carrying amounts of non-financial assets, excluding inventory and deferred tax, are reviewed at each reporting date of the statement of financial position to determine whether evidence of impairment exists. If any such indication exists, then the recoverable value of the asset is estimated.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

The recoverable value of an asset or cash-generating unit is the greater of its carrying value and its fair value, less direct selling expenses. When determining the carrying value, expected future net cash flows are discounted using present value techniques, using a discount rate before tax that reflects current market conditions over the time value of money and specific risks that the asset may bear. Impairment is determined by the Company based on cash-generating units, in accordance with its business segments, geographical locations and the final use of the production generated by each unit. A cash-generating unit is the assets grouped at the lowest levels for which there are separately identifiable cash flows. When evaluating impairment, goodwill acquired during business combinations is allocated among cash-generating units that are expected to benefit from combination synergies.

An impairment loss is recognized when the carrying amount of an asset or its cash-generating unit exceeds its recoverable amount. Impairment loss is recognized in the statements of comprehensive income for the year and the asset cost is shown net of this impairment charge.

Impairment losses can be reversed only if the reversion is related to a change in the estimates used after the impairment loss was recognized. This reversion shall not exceed the book value of assets net of depreciation or amortization as if the impairment had never been recognized. Impairment losses associated to goodwill are not reversed.

(m)	Provisions

A provision is recognized if, as a result of a past event, the Company has a present legal or constructive obligation that can be reliably estimated, and it is probable that an outflow of economic benefits will be required to settle the obligation. When the effect of the time value of money is significant, the provision is determined by applying a discount rate associated with the estimated payment terms, if the terms can be estimated reliably as well as the risk associated with those obligations.

Environmental Issues

In conformity with the environmental policy established by the Company and following instructions from PDVSA and applicable current legislation, a liability is recognized when costs are likely and can be reasonably estimated. Environmental expenditures that relate to current or future revenues are expensed or capitalized as appropriate. Expenditures for past operations that do not contribute to generating current or future income are charged to expense. Recognition of these provisions coincides with the identification of an obligation for environmental remediation where Petrodelta, S.A. has sufficient information to determine a fair estimate of the respective cost. Subsequent adjustments to estimates, if necessary, are made upon obtaining additional information (see Notes 14 and 20).

Asset Retirement

Obligations associated with the retirement of long-lived assets are recognized at fair value on the date on which such obligation is incurred, based on future discounted cash flows. The fair values are determined based on current regulations and technologies.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Changes in fair values of obligations are added to or deducted from the cost of the respective asset. The adjusted depreciation amount of the asset is depreciated over its remaining useful life. Therefore, once its useful life has ended all subsequent changes in the fair value of the obligation are recognized in the statements of comprehensive income. The increase in the obligation for each year is recognized in the results of operations as financial expenses (see Note 14).

Litigation and Other Claims

Provision for litigations and claims are recognized in the event that legal action has been lodged, government investigations have been initiated and other legal actions are outstanding or subject to be filed in the future against the Company, as a result of past events, which may result in a probable outflow of economic benefits to pay for that obligation which may be reliably estimated (see Note 20).

Damages to Land

Liabilities for damage to land is recorded as a result of the regular activities carried out by the Company to access the different existing areas or new, for which third-party property or economic activity can be or are affected causing the need to compensate the economic effects caused.

As a result of the expansion of the activities during the years 2010 to 2012, the Company caused damages to third parties and currently is in negotiation process with different owners. Management estimated potential liabilities as of December 31, 2012, 2011 and 2010 (see Note 20).

(n)	Royalties, extraction tax and other taxes

Royalties, extraction tax, and other related taxes are calculated according to the provisions of the Hydrocarbons Law and other laws regulating the oil industry (see Notes 1 and 7) and are recognized in the statements of comprehensive income when caused.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(o)	Equity

Capital Stock

Common shares are classified as equity. For the years ended December 31, 2012, 2011 and 2010, the Company has no preferred shares (see Note 13).

Share Premium

The Company recognizes as share premium any excess in the value of contributions made by shareholders for Company incorporation over the par value at the incorporation date (see Note 13).

Legal Reserve

The Venezuelan Code of Commerce requires companies to set aside 5% of their net income each year to a legal reserve until it reaches an amount equivalent to at least 10% of their capital stock in bolivars (see Note 13).

Other Equity Reserves

The Company has the policy of transferring from retained earnings to other equity reserves the net balance of the deferred tax asset. This reserve is recognized in retained earnings to the extent that such asset gets realized when the temporary differences that gave rise to it are deducted for tax purposes and consequently would be available for dividend payments (see Note 13 and 24-e).

Dividend Distribution

Dividend distribution to the Company’s shareholders is recognized as a liability in the financial statements in the period in which the dividends are approved by the shareholders of the Company (see Notes 13).

(p)	Accounting estimates requiring a high degree of Judgment

The Company continually evaluates judgments used to record its accounting estimates, which are recorded based on historical experience and other factors, including expectation of future events that are believed to be reasonable under the circumstances. Significant future changes to assumptions established by management may significantly affect the carrying value of assets and liabilities.

Below is a summary of the most significant accounting estimates made by the Company:

Estimates of oil and gas Reserves

Oil and gas reserves are key elements in the Company’s decision-making process. They are also important in evaluating impairment in the carrying amount of long-lived assets. Calculation of depreciation, amortization and depletion of property, plant and equipment accounts related to hydrocarbon production requires quantification of proved developed

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

hydrocarbon reserves expected to be recovered by the Company in the future. Reserve estimates are only approximate amounts due to the high degree of judgment and specialization required to develop the information. Reserves are calculated by the support of specialized technical departments at Petróleos de Venezuela, S.A. (PDVSA) (related company that owns the Company’s main shareholder) and results are submitted for approval by Ministry of Popular Power for Oil and Mining (MPPPM) in order to guarantee the reasonableness of the information. Additionally, reserve studies are regularly updated to guarantee that any change in estimates is timely recorded in the Company’s financial statements.

Reserves studies of crude oil and gas assigned to the Company are updated once a year by the superintendence of reservoir of the Company who possesses adequate technological elements necessary to determine reserves, and its impact in the statements of comprehensive income is reflected as of December 31, 2012, 2011, and 2010 (see Note 25).

Assessment of impairment in the value of Property, Plant, and Equipment

Management annually assesses impairment in the value of property, plant, and equipment. The main key assumptions considered by management to determine the recoverable amount of property, plant and equipment were income projections, oil prices, royalties, operating costs and the discount rate. Projections include proved developed reserves to be produced during the development period of production activities in the assigned fields. At December 31, 2012, 2011 and 2010, the Company has not identified impairment in the carrying value of property, plant, and equipment as a result of these estimates.

Abandonment Cost Calculation

The Company’s financial statements include an asset and a provision for property, plant, and equipment used in hydrocarbon production that is expected to be abandoned in the future and in relation to which the Company will make future disbursements. Assumptions considered for the calculation of this asset and the provision for abandonment (asset abandonment costs, date of abandonment, and inflation and discount rates) may vary depending on factors such as performance in the field, changes in technology and legal requirements. Assumptions made by the Company are recorded based on technical studies and management’s experience and are regularly reviewed (see Note 14).

(q)	Related Party Transactions

The Company does not disclose, as part of balances and transactions with related companies (see Note 21), transactions with government entities conducted in the normal course of business, the terms and conditions of which are consistently applied to other public and private entities and for which there are no other suppliers, i.e., supplies, electricity services, taxes, among others.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(r)	Accrual for Employee Benefits

Following corporate instructions, the related company PDVSA Petróleo, S.A. assumed the employer role for employees who accepted the transfer, and are working as assigned employees to Petrodelta, S.A. operations. According to this, PDVSA Petróleo, S.A. administer, prepare and pay those employees’ payroll and labor benefits and invoice direct payroll and benefits to the Company, which recognize those costs against a liability to PDVSA Petróleo, S.A. The direct payroll and benefits costs are determined by PDVSA according the following policies:

Termination Benefits

The Company accrues for its liability in respect of employee termination benefits based on the provisions of the Venezuelan Labor Law and the prevailing oil-sector Collective Labor Agreement (see Note 22). Most of this accrual for indemnification has been deposited in trust accounts in the name of each employee. Amounts calculated for termination benefits according to the Labor Organic Law and Workers (see Note 23-b) for personnel assigned by PDVSA Petroleo to the Company are calculated and recorded based on actuarial reports.

Profit Sharing and Bonuses

Liabilities in respect of labor benefits and bonuses for staff, vacation leaves, and other benefits are accounted for as incurred along with the staff’s provision of services.

During the years ended December 31, 2012, 2011 and 2010, the Company has not had direct employees and, therefore, has not recorded liabilities derived from these labor-related benefits except for the payroll related cost monthly billed to the Company by PDVSA Petróleos S.A.

Retirement Plan

The amount to be provision for retirement benefits is received from PDVSA based on actuarial studies. Net liabilities in respect of the retirement plan as defined in the contract are accounted for separately per each participant in said plan, by estimating the amount of future benefits to be acquired by staff versus their length of service during current and prior periods; said benefits are discounted in order to determine their current value, then it is deducted the fair market value of those assets associated to the plan. The discount rate reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities. This calculation is made by an actuary by using the projected unit credit method.

Improvements made to the plan’s benefits, in connection with past service cost, are charged to the Company by PDVSA and expensed in the statements of comprehensive income over the estimated period that, on average, will last until the time that said benefits will be paid in full. As said benefits fall under irrevocable acquired rights after approval, said expense which is charged to the Company by PDVSA is recorded, immediately, in the statements of comprehensive income.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

The amount accounted for as income or expense is the share corresponding to the total of unrecorded actuarial earnings or loss in excess of 10% of the greater of these sums: a) the current value of liabilities in respect of those benefits defined as of that date; and b) the reasonable value of the plan’s assets as of that date. Said caps are computed and apply separately per each plan’s benefit so defined.

Post-retirement Benefits other than Retirement

Net liabilities in respect of post-retirement benefits other than retirement, as defined in the contract, equal the total of future benefits earned by PDVSA employees assigned to the Company along with their length of service during current and prior periods. Said benefits include mainly: health and dental plans, burial and funeral insurance, and food electronic card. Said liabilities are computed by using the projected unit credit method; then they are deducted to reflect their current value and, if applicable, the fair market value of related assets is deducted as well. The discount rate reflects the yield rate that, as of the date of the financial statements, is reported through financial instruments issued by credit institutions with high ratings and maturity dates that are in line with those due dates applicable to said liabilities.

Past service cost and the actuarial income or loss are recorded by using the method set out in the retirement plan per the contract.

The provision for this concept is provided by PDVSA which is based on actuarial studies.

(s)	New accounting Standards not yet Adopted

Certain new standards, amendments and interpretations to existing standards were not effective for the year ended December 31, 2012 and have not been applied in the preparation of the Company’s financial statements. The most important standards, amendments and interpretations for the Company are as follows:

•

In October 2012, the IASB published amendments to IFRS 10 Consolidated Financial Statements, IFRS 12 Disclosure of Interests in Other Entities and IAS 27 Separate Financial Statements in relation to Investments entities. The amendments apply to a particular class of business that qualify as investment entities whose business purpose is to invest funds solely for returns from capital appreciation, investment income or both. Also, the amendments provide an exception to the consolidation requirements in IFRS 10 and require investment entities to measure particular subsidiaries at fair value through profit or loss, rather than consolidate them. Under IFRS 12 the amendments also set out disclosure requirements for investment entities. These amendments are effective from January 1, 2014 with early adoption permitted.

•

In June 2012, the IASB published amendments that are intended to provide additional transition relief in IFRS 10 Consolidated Financial Statements , IFRS 11 Joint Arrangements and IFRS 12 Disclosure of Interests in Other Entities, by “limiting the requirement to provide adjusted comparative information to only the preceding comparative period”. Also, amendments were made to IFRS 11 and IFRS 12 to eliminate the requirement to provide comparative information for periods prior to the immediately preceding period. These amendments will be effective for fiscal periods beginning January 1, 2013.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

•

In May 2012, the IASB concluded the 2009-2011 upgrade cycle which affected the following standards: IFRS 1 First-time Adoption of International Financial Reporting Standards on permitting repeated application of IFRS 1 and borrowing costs relating to qualifying assets for which the commencement date for capitalization is before the date of transition to IFRSs; IAS 1 Presentation of Financial Statements in relation to clarification of requirements on comparative information; IAS 16 Property, Plant and Equipment in relation to classification of servicing equipment; IAS 32 Financial Instruments: Presentation which clarifies that tax effects of a distribution to holders of equity instruments should be accounted for in accordance with IAS 12 Income Taxes and IAS 34 Interim Financial Reporting in relation to interim reporting on segment information for total assets in order to enhance consistency with the requirements in IFRS 8 Operating Segments. These amendments are effective for annual periods beginning on or after January 1, 2013.

•

In December 2011, the IASB published 2 amendments to IFRS 7 Financial Instrument: Disclosures. The first amendment seeks to improve disclosures related to offsetting of financial assets and financial liabilities and will be effective for fiscal periods starting January 1, 2013. The second amendment deals about disclosure in relation to first time application of IFRS 9 Financial Instruments and will be effective for fiscal periods starting January 1, 2015.

•

In December 2011, the IASB published amendments to IAS 32 Financial Instruments: Presentation. These amendments provide guidance when offsetting financial assets and financial liabilities. These amendments will be effective for fiscal periods starting January 1, 2014.

•

In June 2011, the IASB published an amended version of IAS 19: Employee Benefits, effective for annual periods beginning on or after January 1, 2013. The amendment improve the accounting for pensions and other post-retirement benefits by providing investors and other users of financial statements with a much clearer picture of an entity´s obligations resulting from the provision of defined benefit plans and how those obligations will affect its financial position, financial performance and cash flow.

•	In May 2011, the IASB published amendments and new standards effective for annual periods beginning on or after 1 January 2013. A summary of these publications:

The amendments are:

•

IAS 27 Consolidated and Separate Financial Statements changed its title to IAS 27 Separate Financial Statements and IAS 27 has amended its objective to setting standards to be applied in accounting for investments in subsidiaries, jointly ventures, and associates when an entity elects, or is required by local regulations, to present separate (non-consolidated) financial statements.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

•

IAS 28 Investments in Associates and Joint Ventures has the objective to set out the requirements for the application of the equity method when accounting for investments in associates and joint ventures.

The new standards are:

•

IFRS 10 Consolidated Financial Statements which is a replacement of sections of IAS 27 Separate Financial Statements and in its entirety of SIC 12 Consolidation – Special Purposes Entities, looks for having a single basis for consolidation for all entities, regardless of the nature of the investee, and that basis is control.

•

IFRS 11 Joint Arrangements which supersedes IAS 31 Interests in Joint Ventures and SIC—13 Jointly Controlled Entities—Non Monetary Contributions by Venturers, classifies joint arrangements as either joint operations or joint ventures based on the parties rights and obligations and eliminates proportionate consolidation method requiring the use of equity accounting method for interests in joint ventures.

•

IFRS 12 Disclosure of Interests in Other Entities require extensive disclosures relating to an entity´s interests in subsidiaries, joint arrangements, associates and unconsolidated structured entities to help users of its financial statements evaluate the nature of and risks associated with its interests in other entities and the effect of those interests in its financial statements.

•	IFRS 13 Fair Value Measurement establishes a single framework for measuring fair value required by other Standards and applies to both financial and non-financial items measured at fair value.

•

In November 2009, the IASB issued IFRS 9 Financial Instruments, effective for annual periods beginning on or after January 1, 2013, with earlier application permitted. IFRS 9 replaces those parts of IAS 39 relating to the classification and measurement of financial assets. Key features are as follows:

•

Financial assets are required to be classified into two measurement categories: those to be measured subsequently at fair value, and those to be measured subsequently at amortized cost. The decision is to be made at initial recognition. The classification depends on the entity’s business model for managing its financial instruments and the contractual cash flow characteristics of the instrument.

•

An instrument is subsequently measured at amortized cost only if it is a debt instrument and both: (i) the objective of the entity’s business model is to hold the asset to collect the contractual cash flows, and (ii) the asset’s contractual cash flows represent only payments of principal and interest (that is, it has only “basic loan features”). All other debt instruments are to be measured at fair value through profit or loss.

•	All equity instruments are to be measured subsequently at fair value. Equity instruments that are held for trading will be measured at fair value through profit or

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

loss. For all other equity investments, an irrevocable election can be made at initial recognition, to recognize unrealized and realized fair value gains and losses through other comprehensive income rather than profit or loss. There is to be no recycling of fair value gains and losses to profit or loss. This election may be made on an instrument-by instrument basis. Dividends are to be presented in profit or loss, as long as they represent a return on investment.

The Company completed the analysis of these standards and determined no significant effects on its financial statements.

(t)	Recently Adopted Accounting Pronouncements

During 2012, came into effect certain standards and interpretations. The most important Petrodelta S.A. are:

•

In June 2011, the IASB published amendments to IAS 1 Presentation of Financial Statements. These amendments came into effect from July 1, 2012 and provide guidelines on the way other comprehensive income is presented.

•

In December 2010, the IASB published amendments to IAS 12 Income Taxes effective for accounting periods beginning on or after January 1, 2012. The amendments set out in Deferred Tax: Recovery of Underlying Assets, provides a practical solution to the problem by introducing a presumption that recovery of the carrying amount will, normally be through sale. As a result of the amendments, SIC-21 Income Taxes—Recovery of Revalued Non-Depreciable Assets would no longer apply to investment properties carried at fair value. The amendments also incorporate into IAS 12 the remaining guidance previously contained in SIC-21, which is accordingly withdrawn.

The Company’s accounting policies have been revised and modified, when necessary, to adopt the requirements established in these new standards or interpretations. Adoption of these standards and interpretations did not significantly affect the Company’s financial statements.

(4)	Exchange Agreement with the Central Bank of Venezuela (BCV)

On January 8, 2010, Official Gazette 39,342 was published containing Foreign Exchange Agreement No. 14, effective as of January 11, 2010, establishing exchange rates for the purchase and sale of currency, other than local currency, for legal entities as follows:

•

Payment in currency, other than local currency, transactions aimed at imports by the sector of food, health, education, machinery and equipment and science and technology, as well as payments for the activities of the public sector not related to petroleum, will be made at an exchange rate of Bs.2.60 per U.S. Dollar; payments of all other foreign currency sale transactions will be made at an exchange rate of Bs.4.30 per U.S. Dollar.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

•

Payment of purchase of currency, other than local currency, obtained: i) by the public sector, other than those originating from hydrocarbon imports regulated by Foreign Exchange Agreement 9, will be made at an exchange rate of Bs.2.5935 per U.S. Dollar; and ii) the remaining purchases of foreign currency will be made at an exchange rate of Bs.4.2893 per U.S. Dollar.

•

Payment of currency purchase, other than local currency, transactions, originating from export of hydrocarbons, regulated under Foreign Exchange Agreement No. 9, will be made at an exchange rate of Bs.4.2893 and Bs.2.5935 per U.S. Dollar, pursuant to the provisions of the BCV, and proportions determined by that entity for payment of sale transactions. An exchange rate of Bs.2.5935, per U.S. Dollar will be applicable to at least 30% of those currencies purchase transactions, other than the local currency (see Note 18).

The previous paragraph is applicable to mix companies affiliates of PDVSA (See note 24-c).

In addition, this Agreement enables legal entities, other than PDVSA, in the area of exports of goods and services to withhold and manage up to thirty percent (30%) of income in foreign currency from the exports made; this percentage will be used to cover expenses from export activities other than long-term debt. This Agreement also established that purchase and sale transactions of foreign currency with payment requested to the BCV before the effective date will be paid at an exchange rate of Bs.2.14 per U.S. Dollar and Bs.2.15 per U.S. Dollar, respectively, as established in Foreign Exchange Agreement No. 2, dated March 1, 2005.

In May 2010, the government of the Bolivarian Republic of Venezuela established the Transactions System with Foreign Currency Securities (Sistema de Transacciones con Títulos en Moneda Extranjera (“SITME”)) for exchanging Bolivars. SITME’s purpose is to assist companies and individuals requiring foreign currency (U.S. dollars) for the import of goods and services into Venezuela. SITME may also be used for buying or selling of Venezuelan bonds. The Company does not have, and has not had, any transaction through SITME.

On December 30, 2010, Foreign Exchange Agreement No. 14, effective as of January 1, 2011, was published in Official Gazette 39,584. This Agreement sets the exchange rate at Bs.4.2893 per U.S. Dollar for purchases and Bs.4,30 per U.S. dollar for sales. This resolution supersedes Foreign Exchange Agreement No. 14, dated January 8, 2010, published in Official Gazette of the Bolivarian Republic of Venezuela 39,342, dated January 8, 2010; as well as Foreign Exchange Agreements No. 15, No. 16, No. 17, and any other provision that may come into conflict with this Foreign Exchange Agreement.

The pronouncement of the Exchange Agreement No. 14 did not have an effect on the Company’s right to maintain foreign currency funds at financial institutions outside the country on revenues proceeds from sale of crude in order to make payments and disbursements (see Note 24-c).

On November 21, 2005, the Exchange Agreement No. 9 was published in the Official Gazette No. 38,318, later revised on March 22, 2007 and published in the Official Gazette No. 38.650, which establishes that foreign currency obtained from hydrocarbon exports, must be sold to the Venezuelan Central Bank (BCV), except for foreign currency earmarked for activities conducted by PDVSA in conformity with the BCV Law Reform. Under this agreement, PDVSA and its subsidiaries may not maintain foreign currency funds in Venezuela for more than 48 hours, and establishes how these funds will be used by PDVSA.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(5)	Determination of Fair Values

Certain of the Company’s accounting policies and disclosures require the determination of fair values for financial and non-financial assets and liabilities. Fair values have been estimated for purposes of valuation and disclosure using available market information and appropriate valuation methods. When applicable, additional information on fair value estimates of assets and liabilities is disclosed in the specific notes to the statements of financial position.

Non-Derivative Current Financial Assets and Liabilities

The carrying amounts of financial assets and liabilities included in prepaid expenses and other assets, accounts receivable, cash and cash equivalents and accounts payable to suppliers approximate their fair value because of the short-term maturities of these instruments.

The fair value of recoverable tax credits and other liabilities has been determined by discounting their carrying value based on estimation of future collections and payments, using interest rates calculated according to the inherent risk of the assessed instrument such as credit quality, liquidity, currency and other factors (see Note 7-k).

The net carrying value of the account payable to PDVSA approximates the estimated fair value since its payment depends on the volume and nature of transactions conducted by the Company with the parent Company and its subsidiaries.

Derivative Financial Assets and Liabilities

The fair value of derivative financial instruments is based on the amount that the Company will receive or pay to terminate the agreements, taking into account current commodity prices, interest rate and the current creditworthiness of the parties involved. During the years ended December 31, 2012, 2011 and 2010, Petrodelta, S.A. did not engage in operations involving derivative financial instruments.

Non-Derivative Financial Obligations

The fair value of non-derivative financial obligations, which is determined for disclosure purposes, is calculated based on information provided by financial institutions and the present value of future principal and interest cash flows, discounted at the market interest rate at the reporting date, based on the inherent risk of those obligations. During the years ended December 31, 2012, 2011 and 2010, the Company did not engage in operations involving non derivative financial debt instruments.

Accounts Payable with Related Parties

The value of accounts payable to related parties approximate its fair value and are settle upon decisions adopted by PDVSA.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(6)	Financial Risk Management

Local and international conditions, such as recession periods, inflation, interest rates, devaluation, and hydrocarbon price volatility may have a significant effect on the Company’s financial position. The Company is exposed to a variety of financial risks: market risk (including exchange rate fluctuation risk, interest rate risk and price risk), liquidity risk and capital risk. Financial instruments exposed to concentration of credit risk consist primarily of cash and trade accounts receivable (see Note 24-c).

At December 31, 2012, 2011 and 2010, the Company’s cash is placed with local and foreign financial institutions. In addition, there is some concentration of credit risk in trade accounts receivable since all crude oil and gas produced is sold to PDVSA Petroleo, S.A.

Market Risk

Market risk is the risk that changes in market prices, including foreign exchange rates, interest rates or sales prices, will affect the Company’s income or the value of its financial instruments. The Company’s general risk management focuses on the uncertainty surrounding financial markets and seeks to minimize the potential adverse effects on the Company’s financial performance.

The Company is exposed to risks stemming from changes in the sale price of hydrocarbons, which depend on external market factors. At December 31, 2012, 2011 and 2010, hydrocarbon sales prices are calculated based on predetermined formulas that consider the price of hydrocarbons in different international markets. Price fluctuations may have a significant impact on the Company’s income. At December 31, 2012, 2011 and 2010, the Company has no mechanisms in place to protect against exposure to hydrocarbon sales price fluctuations.

In addition, the Company operates in Venezuela and is exposed to foreign exchange risk from variations in the exchange rate of the Bolívar relative to the U.S. dollar. Foreign exchange risk is mainly derived from future commercial operations and assets and liabilities recognized in bolivars.

The Company has accounts receivable to PDVSA which earn interest on arrears 45 days after bills are due and is, therefore, exposed to interest rate fluctuation.

Liquidity Risk

It is the risk that the Company will no be able to comply with its financial liabilities through their maturity. The approach the Company maintains to manage this risk implies having enough cash and temporary investments as well as the availability of funds provided by its main shareholder, who supplies funds according to the Company needs. The Company permanently evaluates its future cash flows through short and long term projections from estimated sales and cash requirements which correspond mainly to operation and maintenance of production facilities.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Capital Risk

The Company is focused on safeguarding its ability to continue as a going concern, so that it can be strength and motor development of the region in which the Company operates, it allows to provide returns shareholders and to maintain an optimal capital structure to reduce the cost of capital. Capital consists of share capital, share premium, and retained earnings.

The Company’s strategy has been progressively strengthening its equity situation through adjustments in light of changes in economic conditions and the risk characteristics of the operations. To strengthen the capital structure, the Company may decide on the strategy paid dividends, the creation or transfer of reserves and the sale of assets.

(7)	Taxes and Royalties

Below is a summary of taxes affecting the Company’s operations, stated (in thousands):

	Years ended December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolívars
Income tax expense (benefit):
Income tax expense	127,080	190,577	189,780	546,444	819,481	816,054
Deferred income tax (benefit) expense	76,030	(94,622)	72,251	326,929	(406,875)	310,679

Total income tax expense	203,110	95,955	262,031	873,373	412,606	1,126,733

	Years ended December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolívars
Royalties and other taxes:
Royalty on oil production (See Note 21)	276,620	260,007	181,252	1,189,466	1,118,030	779,384
Royalty on gas production (See Note 21)	4,289	3,415	1,824	18,443	14,685	7,843
Royalty for the municipalities	10,394	9,729	6,789	44,694	41,835	29,193
Royalty for endogenous development projects	20,787	19,458	13,578	89,384	83,669	58,385
Surface tax	558	235	201	2,399	1,011	865
Windfall tax (see Note 7-l and 7-m)	291,355	237,632	14,116	1,252,827	1,021,817	60,697

Royalty and other taxes	604,003	530,476	217,760	2,597,213	2,281,047	936,367

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(a)	Income Tax

Reconciliation between the nominal and the effective income tax rates for each year is shown below (in thousands):

		Years ended December 31,
		2012			2011			2010
	%	U.S. Dollars	Bolivars	%	U.S. Dollars	Bolivars	%	U.S. Dollars	Bolivars
Profit before income tax:
Net profit		85,993	369,769		232,460	999,577		78,000	335,400
Income tax expense		203,110	873,373		95,955	412,606		262,031	1,126,733

Profit before income tax		289,103	1,243,142		328,415	1,412,183		340,031	1,462,133

Oil-sector nominal income tax rate	50	144,552	621,571	50	164,208	706,092	50	170,016	731,067
Tax inflation adjustment	(10)	(27,971)	(120,275)	(9)	(28,817)	(123,913)	(5)	(16,325)	(70,198)
Deferred income tax	26	76,030	326,929	(29)	(94,622)	(406,875)	21	72,251	310,679
Non-deductible provisions and other	4	10,499	45,148	17	55,186	237,302	11	36,089	155,185

Effective rate	70	203,110	873,373	29	95,955	412,606	77	262,031	1,126,733

The increase in the effective tax rate as of December 31, 2012 with respect to December 31, 2011 is mainly attributable to:

•	Decrease in deferred tax asset considering new assumptions in future recovery.

•

Less proportion in the decrease from contributions mainly extraordinary windfall tax (see Note 7-m) paid by PDVSA on behalf of the Company during the year 2012 and deducted in the current year tax reconciliation.

(b)	Tax Loss Carryforwards

The current Income Tax Law allows tax losses to be carried forward for three years to offset future taxable income, except losses resulting from the application of the fiscal inflation adjustment, which can be carried forward one year, During the years ended December 31, 2012, 2011 and 2010 the Company had no tax loss carry forward.

(c)	Tax Inflation Adjustment

Venezuelan Income Tax Law requires an initial inflation adjustment to compute taxable income. The Law provides that the initially adjusted values of property, plant and equipment should be depreciated or amortized for tax purposes over the remaining useful lives of such assets. The Law also requires that an annual inflation adjustment be included in income tax reconciliation as a taxable or deductible item.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(d)	Transfer Pricing

According to the Income Tax Law, taxpayers subject to this tax that conduct import, export and loan transactions with related parties abroad are required to calculate income, costs and deductions applying the methodology set out in the Law.

(e)	Income Tax Rate

Official Gazette No. 38,529 of the Bolivarian Republic of Venezuela, published on September 25, 2006, modifies Article No. 11 of the Law regarding the rate applicable to companies engaged in hydrocarbon production and related activities, establishing a 50% general rate. However, only companies that conduct integrated or non-integrated activities related to exploration and production of non-associated gas, and processing, transportation, distribution, storage, marketing and export of gas and its components, or those exclusively engaged in refining of hydrocarbons or enhancement of heavy and extra-heavy crude oil are subject to a 34% tax rate. Therefore, application of the 34% rate for companies incorporated under the joint venture agreements executed under the superseded Law Reserving Hydrocarbon Trade and Industry to the State is eliminated.

(f)	Deferred income Tax

The movements of deferred income tax asset (liability) shown in the results of each year are as follows (in thousands):

2012:	2011 Asset (Liability)		Income (Loss) Recognized in income		2012 Asset (Liability)		Net deferred tax at December 31, 2012 (see Note 13)
U.S. Dollars-
Accounts receivable and other assets	9,656	—	1,339	(32,428)	10,995	(32,428)	(21,433)
Property, plant, and equipment	62,520	(8,214)	(57,438)	(19,771)	5,082	(27,985)	(22,903)
Inventories	4,182	—	(4,161)	(7,653)	21	(7,653)	(7,632)
Accruals and other liabilities	78,704	(392)	43,690	392	122,394	—	122,394

	155,062	(8,606)	(16,570)	(59,460)	138,492	(68,066)	70,426

Bolivars-
Accounts receivable and other assets	41,521	—	5,758	(139,440)	47,279	(139,440)	(92,161)
Property, plant, and equipment	268,836	(35,320)	(246,983)	(85,016)	21,853	(120,336)	(98,483)
Inventories	17,983	—	(17,893)	(32,908)	90	(32,908)	(32,818)
Accruals and other liabilities	338,427	(1,686)	187,867	1,686	526,294	—	526,294

	666,767	(37,006)	(71,251)	(255,678)	595,516	(292,684)	302,832

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

2011:	2010 Asset (Liability)		Income (Loss) Recognized in income		2011 Asset (Liability)		Net deferred tax at December 31, 2011 (see Note 13)
U.S. Dollars-
Accounts receivable	3,200	—	6,456	—	9,656	—	9,656
Property, plant, and equipment	18,184	(6,862)	44,336	(1,352)	62,520	(8,214)	54,306
Inventories	—	(987)	5,169	—	4,182	—	4,182
Accruals and other liabilities	38,821	(522)	39,883	130	78,704	(392)	78,312

	60,205	(8,371)	95,844	(1,222)	155,062	(8,606)	146,456

Bolivars-
Accounts receivable	13,760	—	27,761	—	41,521	—	41,521
Property, plant and equipment	78,191	(29,507)	190,645	(5,813)	268,836	(35,320)	233,516
Inventories	—	(4,244)	22,227	—	17,983	—	17,983
Accruals and other liabilities	166,930	(2,244)	171,497	558	338,427	(1,686)	336,741

	258,881	(35,995)	412,130	(5,255)	666,767	(37,006)	629,761

2010:	2009 Asset (Liability)		Income (Loss) Recognized in income		Effect For variation in the exchange rat	Effect of prior year adjustment	2010 Asset (Liability)		Net deferred tax at December 31, 2010 (see Note 13)
U.S. Dollars-
Accounts receivable	—	(2.653)	4.527	—	1.326	—	3.200	—	3.200
Property, plant and equipment	104.556	(7.179)	(86.372)	—	—	317	18.184	(6.862)	11.322
Inventories	4.520	—	—	(5.507)	—	—	—	(987)	(987)
Accruals and other liabilities	34.822	—	15.306	(522)	(11.307)	—	38.821	(522)	38.299

	143.898	(9.832)	(66.539)	(6.029)	(9.981)	317	60.205	(8.371)	51.834

Bolivars-
Accounts receivable	—	(5.704)	19.464	—	—	—	13.760	—	13.760
Property, plant and equipment	224.796	(15.435)	(371.400)	—	209.360	1.363	78.191	(29.507)	48.684
Inventories	9.717	—	(23.680)	—	9.719	—	—	(4.244)	(4.244)
Accruals and other liabilities	74.868	—	65.818	(2.244)	26.244	—	166.930	(2.244)	164.686

	309.381	(21.139)	(309.798)	(2.244)	245.323	1.363	258.881	(35.995)	222.886

(g)	Royalties

According with the Venezuelan Hydrocarbon Law (LOH), royalties are paid based on crude oil produced and associated natural gas processed in Venezuela. Volumes of hydrocarbons produced in traditional areas are taxed with a 30% rate.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

The partial reform of the Hydrocarbon Law was approved in May 2006, whereby operators should pay 33.33% of the wellhead value of each barrel to the Venezuelan government by means of royalties and additional taxes.

On November 14, 2006, a new calculation of royalties was established for companies that conduct primary oil activities in the country requiring that contents of sulphur and API gravity of liquid hydrocarbons extracted be measured on a monthly basis and be reported together with taxed production. This information will be part of the royalty payment price and will be used for calculation of any special advantage. This information will result in adjustments for gravity and sulphur, which will be published by Ministry of Popular Power for Energy and Mining (MPPPM).

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (see Note 23-j). This Law, among other things, caps royalty, extraction tax, and export register tax at US$.70 per barrel. On October 3, 2011, the Company received accounting guidelines from CVP, to account for revenues from the sale of crude oil, royalty paid in kind and extraction tax according to this law. In regards to royalty for the volume of 30% of produced crude, the Company values and records the amount due for this concept at the US$.70 per barrel caps price from the date following the publication of the law and not according to the selling price of the barrel of crude. Royalty under prior Law and current Law for the years ended December 31, 2012, 2011 and 2010 amounted to US$.280,909 thousands, US$.263,422 thousands and US$.183,076 thousands (Bs.1,207,909 thousands, Bs.1,132,715 thousands and Bs.787,227 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes (see Note 21 and 24-d).

(h)	Extraction Tax

The Venezuelan Hydrocarbon Law Reform establishes a rate equivalent to 33.33% of the value of all liquid hydrocarbons extracted from any reservoir, calculated on the same basis as for royalties. In determining this tax, the taxpayer may deduct the amount that would have been paid for royalty, including the additional royalty paid as special advantage. Petrodelta, S.A. incurred no tax in this connection for 2012, 2011 and 2010.

(i)	Surface Tax

The Venezuelan Hydrocarbon Law establishes a surface tax equivalent to 100 tax units for each square kilometer or fraction thereof per year for licensed areas that are not under production. This tax will increase by 2% during the first five years, and by 5% during all subsequent years. Petrodelta, S.A. incurred in this tax during 2012, 2011 and 2010 for US$.558 thousands, US$.235 thousands and US$.201 thousands (Bs.2,399 thousands, Bs.1,011 thousands and Bs.865 thousands), respectively, included in the statements of comprehensive income under royalties and other taxes.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(j)	General Consumption Tax

The Venezuelan Hydrocarbon Law Reform establishes an internal consumption tax equivalent to 10% of the value of each cubic meter of hydrocarbon derivatives produced and consumed as fuel in internal operations, calculated on the final selling price. During the year ended December 31, 2012, Ministry of Popular Power for Energy and Mining (MPPPM) sent to the Company the tax return to pay for this tax corresponding to the period starting January 2007 to September 2012 for the amount of US$.1,193 thousands (equivalent to Bs.5,128 thousands), whereas corresponding to the year 2012 are US$.207 thousands (Bs.890 thousands) and corresponding to the period 2007 to 2011 the amount of US$.986 thousands (Bs.4,638 thousands). All this tax levied was recorded in the statement of comprehensive income during the year 2012.

(k)	Value Added Tax (VAT)

On March 26, 2009, under Official Gazette No. 39,147 modification of applicable tax rate for value added tax to 12% was published, having effect from April 1, 2009 to the report date.

The VAT Law establishes an exemption on trading of certain hydrocarbon-derived fuels and also has authority to recover from the government certain tax credits originated from sales. Recoverable amounts bear no interest.

Below is a summary of the movement of recoverable tax credits (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Recoverable amounts at the beginning of the year	25,858	13,453	17,922	111,193	57,848	38,532
Generated during the year	20,062	19,028	8,443	86,268	81,822	36,305
Adjustment to fair value	(1,339)	(6,623)	(3,951)	(5,759)	(28,477)	(16,989)
Effect for variation in the exchange rate	—	—	(8,961)	—	—	—

Recoverable amounts at the end of the year	44,581	25,858	13,453	191,702	111,193	57,848
Non-current portion of recoverable tax credits	(29,721)	(17,239)	(8,072)	(127,801)	(74,129)	(34,710)

Current portion of recoverable tax credits (See Note 11)	14,860	8,619	5,381	63,901	37,064	23,138

The Company management considers that the efforts made and agreements reached with the Government will permit to recover part of the tax credits during the year 2013.

At December 31, 2012, the Company estimated the fair value of the tax credits to recover using the discount rate of 8.783%. At December 31, 2011 and 2010, the Company estimated the fair value of these tax credits to recover using a discount rate of 13.017%. These discount rates are calculated yearly by its main shareholder yearly with the financial statements of the prior year and using outside parameters updated each year. Furthermore, during the year ended December 31, 2011 Management modified the years estimated to recover the tax credits from 2.5 years to 3 years. At December 31, 2012, 2011 and 2010, the adjustment for US$.1.339 thousands, US$.6,623 thousands and US$.3,951 thousands (Bs.5.759 thousands, Bs.28,477 thousands and Bs.16,989 thousands), respectively, is included in the statements of comprehensive income under the category of financial expenses.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(l)	Law on Special Contributions over Extraordinary Prices of the International Hydrocarbons Market

In April 2008, the National Executive of the Venezuelan Bolivarian Republic, by means of a decree-law, established a special contribution over extraordinary prices of the international hydrocarbons market, amended in July 2008, which levies the sale of crude oil whenever the average price for the month in question of the Venezuelan oil production exceeds the price of US$.70/barrel. The amount of said contribution equals 50% of the difference resulting of the average price per month and the aforementioned cap of US$.70/barrel. In addition, this decree-law sets forth that whenever the average price per month exceeds the price of US$.100/barrel, the total amount of said special contribution will be equivalent to 60% of the above defined difference (see Note 23-k). This law was superseded by the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market (see Note 23-j) published on April 18, 2011. During the period this law was in effect until it was superseded on April 19, 2011, Petrodelta, S.A. incurred in this tax as of December 31, 2011 and 2010 US$.38,244 thousands and US$.14,116 thousands (Bs.164,449 thousands and Bs.60,697 thousands), respectively, included in the statements of comprehensive income under royalties.

(m)	Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On April 18, 2011, was published in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This law supersedes the law on special contributions over extraordinary prices on the International Hydrocarbons Market (see Note 23-j), modifies the scheme to determine and pay royalty, extraction tax and export registry tax as per the LOH and creates a special contribution for extraordinary prices and exorbitant prices from the day after the law was published (see Note 23-k). From the date this law came into effect, April 19, 2011, Petrodelta S.A. incurred as special contribution from extraordinary prices and special contribution from exorbitant prices included in the statement of comprehensive income for the year ended December 31, 2012 and 2011 the amounts of US$.291,355 thousands and US$.199,388 thousands (Bs.1,252,827 thousands and Bs.857,368 thousands), respectively (see Notes 23-j and 24-d).

(n)	Other taxes

The Company is subject to special advantage taxes, which are determined based on: a) an interest as additional royalty of 3.33% on volumes of hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A., and b) an amount equivalent to the difference, if any, between (i) 50% of the value of the hydrocarbons extracted in the delimited areas assigned to Petrodelta S.A. in each calendar year and (ii) the sum of payments made by the mixed companies to the Bolivarian Republic of Venezuela, for activities developed during the calendar year, for royalties on hydrocarbons and investments in endogenous development projects, equivalent to 1% of pre-tax income. Taxes for special advantages must be paid before April 20 of each year, pursuant to Exhibit F of the Agreement for Conversion into a

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Mixed Company. In relation to a) above, and the law that came into effect, published on April 18, 2011, creating a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market (see Note 23-j), which establishes a caps price of US$.70 per barrel, Petrodelta, S.A. incurred in this tax during 2012, 2011 and 2010 for US$.31,181 thousands, US$.29,187 thousands and US$.20,367 thousands (Bs.134,078 thousands, Bs.125,504 thousands and Bs.87,578 thousands), respectively, included in the statements of comprehensive income under royalties. In relation to b) above, at December 31, 2012, 2011 and 2010, this special advantage tax was lower than what the Company paid and accrued for royalties and special advantages tax.

Official Gazette No. 39.273 of the Bolivarian Republic of Venezuela, published on September 28, 2009, approved the modification of article regulating special advantages tax levied on mix companies to redistribute the use of funds by the additional royalty of 3.33% that mix companies have to pay on hydrocarbons volumes extracted from delimited areas. The modified article establish deliver 1.11% to municipalities where oil activities in the country take place and 2.22% for a special fund to be administered by the Executive branch to finance endogenous development projects.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(8)	Property, Plant, and Equipment, Net

Property, plant, and equipment, net at December 31 comprises the following (in thousands):

U.S. Dollars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:
Balances at December 31, 2009	287,390	32,912	19,882	7,466	12,114	359,764
Additions	—	98,650	—	3,149	—	101,799
Transfers and capitalization	52,807	(52,807)	—	—	—	—
Retirements	(35)	—	—	—	—	(35)
Strategic inventories	—	—	—	—	(7,018)	(7,018)
Asset retirement obligation	—	—	2,043	—	—	2,043

Balances at December 31, 2010	340,162	78,755	21,925	10,615	5,096	456,553
Additions	—	132,995	—	4,961	—	137,956
Transfers and capitalization	100,495	(100,495)	—	—	—	—
Strategic inventories	—	—	—	—	1,124	1,124
Asset retirement obligation	—	—	7,644	—		7,644

Balances at December 31, 2011	440,657	111,255	29,569	15,576	6,220	603,277
Additions	—	177,349	—	6,871	—	184,220
Transfers and capitalization	167,517	(167,517)	—	—	—	—
Strategic inventories	—	—	—	—	6,742	6,742
Asset retirement obligation	—	—	23,229	—	—	23,229

Balances at December 31, 2012	608,174	121,087	52,798	22,447	12,962	817,468

Depletion, depreciation and amortization—
Balances at December 31, 2009	85,919	—	5,524	2,879	—	94,322
Depletion, depreciation, and amortization	36,490	—	2,677	1,262	—	40,429
Retirements	(14)	—	—	—	—	(14)

Balances at December 31, 2010	122,395	—	8,201	4,141	—	134,737
Depletion, depreciation, and amortization	51,753	—	4,940	1,682	—	58,375

Balances at December 31, 2011	174,148	—	13,141	5,823	—	193,112
Depletion, depreciation, and amortization	80,362	—	2,806	2,837	—	86,005

Balances at December 31, 2012	254,510	—	15,947	8,660	—	279,117

Total net cost at December 31, 2012	353,664	121,087	36,851	13,787	12,962	538,351

Total net cost at December 31, 2011	266,509	111,255	16,428	9,753	6,220	410,165

Total net cost at December 31, 2010	217,767	78,755	13,724	6,474	5,096	321,816

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Bolivars-	Wells and production facilities	Construction in progress	Asset retirement costs	Furniture and equipment	Strategic inventories	Total
Cost:
Balances at December 31, 2009	617,889	70,760	42,746	16,052	26,045	773,492
Additions	—	424,196	—	13,541	—	437,737
Transfers and capitalization	227,070	(227,070)	—	—	—	—
Retirements	(151)	—	—	—	—	(151)
Strategic inventories	—	—	—	—	(30,177)	(30,177)
Asset retirement obligation	—	—	8,785	—	—	8,785
Effect for variation in the presentation currency	617,889	70,760	42,746	16,052	26,045	773,492

Balances at December 31, 2010	1,462,697	338,646	94,277	45,645	21,913	1,963,178
Additions	—	571,879	—	21,332	—	593,211
Transfers and capitalization	432,129	(432,129)	—	—	—	—
Strategic inventories	—	—	—	—	4,833	4,833
Asset retirement costs	—	—	32,869	—	—	32,869

Balances at December 31, 2011	1,894,826	478,396	127,146	66,977	26,746	2,594,091
Additions	—	762,602	—	29,545	—	792,147
Transfers and capitalization	720,323	(720,323)	—	—	—	—
Strategic inventories	—	—	—	—	28,991	28,991
Asset retirement obligation	—	—	99,886	—	—	99,886

Balances at December 31, 2012	2,615,149	520,675	227,032	96,522	55,737	3,515,115

Depletion, depreciation and amortization—
Balances at December 31, 2009	184,726	—	11,876	6,190	—	202,792
Depletion, depreciation and amortization	156,907	—	11,511	5,427	—	173,845
Retirements	(60)	—	—	—	—	(60)
Effect for variation in the presentation currency	184,726	—	11,876	6,190	—	202,792

Balances at December 31, 2010	526,299	—	35,263	17,807	—	579,369
Depletion, depreciation and amortization	222,538	—	21,242	7,233	—	251,013

Balances at December 31, 2011	748,837	—	56,505	25,040	—	830,382
Depletion, depreciation and amortization	345,555	—	12,067	12,199	—	369,821

Balances at December 31, 2012	1,094,392	—	68,572	37,239	—	1,200,203

Total net cost at December 31, 2012	1,520,757	520,675	158,460	59,283	55,737	2,314,912

Total net cost at December 31, 2011	1,145,989	478,396	70,641	41,937	26,746	1,763,709

Total net cost at December 31, 2010	936,398	338,646	59,014	27,838	21,913	1,383,809

During the years ended December 31, 2012, 2011, and 2010 the Company added production assets and construction in progress for approximately US$.184,220 thousands, US$.137,956 thousands and US$.101,799 thousands (Bs.792,147 thousands, Bs.593,211 thousands and Bs.437,737 thousands), respectively.

During the years ended December 31, 2012, 2011 and 2010, the Company assessed asset impairment, taking into account new market and business conditions, and determined that there was no evidence of impairment of production assets.

At December 31, 2012, 2011 and 2010, accruals and other payables include US$.23,229 thousands, US$.7,644 thousands and US$.2,043 thousands (Bs.99,886 thousands, Bs.32,869 thousands and Bs.8,785 thousands), respectively, in respect of the provision for asset retirement obligation (see Note 14).

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

The balance of construction in progress mainly comprises investment projects for exploration and production activities related to drilling, maintenance, electrical systems, pipelines, well reconditioning and adaptation, expansion and infrastructure aimed at maintaining production capacity and adapting the infrastructure to production levels set out in the Corporation’s business plan. At December 31, 2012, 2011 and 2010, the balance of construction in progress for investments related to the aforementioned activities amounts to approximately US$.121,087 thousands, US$.111,255 thousands and US$.78,755 thousands (Bs.520,675 thousands, Bs.478,396 thousands and Bs.338,646 thousands), respectively.

(9)	Prepaid expenses and other assets

Prepaid expenses and other assets comprise the following (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Prepaid insurance	669	304	293	2,877	1,307	1,260
Prepaid services	450	177	72	1,935	761	310
Prepaid rent	42	42	42	181	180	180

	1,161	523	407	4,993	2,248	1,750

(10)	Inventories

A summary of inventories is shown below (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	Dólares			Bolívares
Materials and supplies	90,640	43,072	30,168	389,752	185,209	129,723
Less:
Inventory obsolescence provision (See Note 3-i)	(41)	(58)	(75)	(176)	(249)	(323)
Materials and supplies classified as strategic inventory in other non-current assets (see Note 8)	(12,962)	(6,220)	(5,096)	(55,737)	(26,746)	(21,913)

	77,637	36,794	24,997	333,839	158,214	107,487

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(11)	Accounts Receivable

Accounts receivable comprise the following (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Related parties (see Note 21)	1,232,199	912,652	499,313	5,298,456	3,924,404	2,147,046
Current portion of recoverable tax credits (see Note 7 - k)	14,860	8,619	5,381	63,901	37,064	23,138
Advances on windfall tax	64,694	—	—	278,185	—	—
Other	1,549	1,517	1,662	6,660	6,523	7,147

	1,313,302	922,788	506,356	5,647,202	3,967,991	2,177,331

During the years ended December 31, 2012, 2011 and 2010, the Company offset accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company in the amounts approximately of US$.565 million, US$.374 million and US$.281 million, respectively. These offsetting of accounts were approved by the Board of Directors of the Company. Exposure to credit risk related to accounts receivable are presented in Note 19.

As of December 31, 2012 accounts receivable from sales of crude from El Salto field and for which shall be invoiced under the Boscán pricing formula once the amendment of the contract is approved and the contract is executed amounts to US$.352,721 thousands (Bs.1,516,704 thousands), whereas US$.301,950 thousands (Bs.1,298,386 thousands) corresponds to the year ended December 31, 2012 and US$.50,772 thousands (Bs.218,319 thousands) corresponds to the period of October 2011 to December 2011 (see Note 1 and 24-a).

Advances on windfall tax at December 31, 2012 corresponds to payments made by PDVSA Petroleo, on behalf of the Company, to MPPPM for special contributions on extraordinary prices and exorbitant prices in the international hydrocarbons market for the fourth quarter ending December 31, 2012 in the amount of US$.64,694 thousands (Bs.278,185 thousands).

(12)	Cash and Cash Equivalents

Cash and cash equivalent comprises the following (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Cash on hand	5	5	5	22	22	22
Cash at banks	3,330	2,337	3,460	14,314	10,049	14,878

	3,335	2,342	3,465	14,336	10,071	14,900

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(13)	Equity

Capital stock

At December 31, 2012, 2011 and 2010, the Company’s nominal capital stock is represented by 1,500,000 common shares, fully authorized and paid in, with a par value of US$.4.65 each (Bs.10 each).

The Company’s capital stock is divided into two types of shares: Class “A” and Class “B” shares. Only the Venezuelan government or Venezuelan state-owned companies can own Class “A” shares. In October 2007, when the Company was incorporated, shareholders made an initial capital contribution of approximately Bs.1,000 thousands (US$.465,000). Capital stock has been fully subscribed and paid in as follows:

Shareholders	Type of shares	Number of shares	US$.	Bs.	Share of equity
Corporación Venezolana del Petróleo, S,A, (CVP)	A	900,000	4,186,047	9,000,000	60%
HNR Finance, B,V, (HNR Finance)	B	600,000	2,790,698	6,000,000	40%

		1,500,000	6,976,745	15,000,000	100%

Legal Reserve

Venezuelan companies are required to set aside a legal reserve. According to Venezuelan Law, the legal reserve is not available for dividend distribution.

Deferred Tax Asset Equity Reserve

In June 2009, CVP issued instructions to all mixed companies regarding the accounting for deferred tax assets. The mixed companies have been instructed to set up a reserve within the equity section of the balance sheet for deferred tax assets. The setting up of the reserve had no effect on the Company financial position, results of operations or cash flows. However, the new reserve reduces the amount of reserves available to pay of dividends in the future. Changes in the deferred tax asset are recorded in appropriation to (transfer from) other reserves.

In August 2009, the Board of Directors of the Company approved the creation of the deferred tax asset equity reserve with retained earnings accumulated to end of June 2009 for US$.116,273 thousands (Bs.249,987 thousands). At December 31, 2012, 2011 and 2010, management has recorded as equity reserve and amount equal to the balance of the net of deferred tax asset and liability at that date equivalent to US$.70,426 thousands, US$.146,456 thousands and US$.51,834 thousands (Bs.302,832 thousands, Bs.629,761 thousands and Bs.222,886 thousands), respectively (see Note 7-f), which has been approved by the Board of Directors of the Company. At this date the financial statements for the year ended December 31, 2012, 2011 and 2010 have not been approved by the Shareholders and, consequently, the creation of the equity reserve for deferred tax asset has not been approved (see Note 24-e).

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Share premium

The share premium is in respect of contributions of fixed assets and inventories made by shareholders in conformity with the Agreement for Conversion into a Mixed Company, whose value exceeds the par value of common shares issued. At December 31, 2012, 2011 and 2010, the share premium amounts to approximately US$.212,451 thousands, equivalent to approximately Bs.456,770 thousands, included in equity.

Class “A” share premiums are in respect of fixed assets contributed by CVP. The value of this share premium amounts to approximately US$.191,206 thousands, equivalent to approximately Bs.411,093 thousands, pursuant to Exhibit H of the Agreement for Conversion into a Mixed Company.

Class “B” share premiums are in respect of fixed assets and inventories contributed by HNR Finance. The value of this share premium amounts to approximately US$.21,245 thousands, equivalent to approximately Bs.45,677 thousands, pursuant to Exhibit G of the Agreement for Conversion into a Mixed Company.

In conformity with the Company’s bylaws, in case of Company liquidation, all assets will be transferred only to the Class “A” shareholder.

Dividends

On November 12, 2010, in Extraordinary Shareholders meeting the shareholders of the Company resolved to distribute and pay dividends in the amount of US$.30,550 thousands (Bs.131,365 thousands). This dividend corresponds to the remaining portion of retained earnings at the end of December 31, 2009 and is recorded as dividends payable at December 31, 2012 and 2011 in the statements of financial position for the amount resolved.

On August 4, 2010, in Extraordinary Shareholders meeting the shareholders resolved to pay dividends based on retained earnings as of December 31, 2009 in the amount of US$.30,550 thousands (Bs.131,365 thousands). The dividend approved was paid on October 2010 to HNR Finance for its share in the Company in the amount of US$.12,220 thousands (Bs.52,546 thousands). At December 31, 2011 the portion of the dividend corresponding to CVP for US$.18,330 thousands (Bs.78,819 thousands) was paid by means of offsetting accounts receivable and payables between PDVSA and its Affiliates, including CVP, this transaction was approved by the board on January 12, 2012 (see Note 21).

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Effect for Variation of the Exchange Rate in the Presentation Currency

The statement of changes in equity expressed in bolivars for the year ended December 31, 2010, includes the following effect originated for the variation of the official exchange rate when converting the financial statements from U.S. Dollars, (functional currency) to bolivars (presentation currency), in conformity with IAS 21 (see Note 3-a) (in thousands, net of restructured):

	Balances as of December 31, 2009
	U.S. Dollars	Bolivars before translation adjustment	Bolivars after translation adjustment	Translation adjustment
Capital stock	6,977	15,000	30,000	15,000
Shares premium	212,451	456,770	913,540	456,770
Legal reserve and other reserves	134,764	289,742	579,484	289,742
Retained earnings	70,729	152,068	304,136	152,068

	424,921	913,580	1,827,160

Translation adjustment				913,580

In Board of Director meeting dated 10 March 2011 it was approved the proposal to submit for consideration to the Shareholders the distribution of the cumulative translation adjustment among the components of equity. At December 31, 2012 and 2011, this distribution is pending of approval by the shareholders of the Company. The following table shows the amounts at December 31, 2012 of different components of equity with the distribution of the translation adjustment once the shareholders of the Company have approved it (in thousands):

	Balances as of December 31, 2012
	U.S. Dollars	Bolivars Before translation adjustment	Bolivars After translation adjustment	Translation Adjustment
Capital stock	6,977	15,000	30,000	15,000
Share premium	212,451	456,770	913,541	456,771
Legal reserve and other reserves
Legal reserve	698	1,500	3,000	1,500
Deferred tax equity reserve	70,426	302,832	302,832	—

	71,124	304,332	305,832	1,500

Retained earnings:
Undistributable retained earnings at January 1, 2012	307,699	882,797	1,323,106	440,309
Transfer from other reserves in 2012	76,030	326,928	326,928	—
Total comprehensive income for the year 2012	85,993	369,769	369,769	—

	469,722	1,579,494	2,019,803	440,309

Equity	760,274	2,355,596	3,269,176	—

Translation adjustment not allocated				913,580

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(14)	Provisions

Provisions at December 31 comprise the following (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	Dólares			Bolívares
Provision for asset retirement costs (see Note 14)	70,425	41,518	29,798	302,828	178,527	128,131
Provision for retirement benefits	18,799	11,556	8,444	80,835	49,691	36,309
Provision for benefits payable	3,878	—	—	16,676	—	—
Commitments and Contingencies (see Note 20)	1,563	1,799	2,093	6,719	7,736	9,000

	94,665	54,873	40,335	407,058	235,954	173,440
Less: Non-current portion of provisions	(93,096)	(53,068)	(38,237)	(400,314)	(228,193)	(164,419)

Current portion	1,569	1,805	2,098	6,744	7,761	9,021

At December 31, 2012, 2011 and 2010, the provision for retirement benefits for personnel assigned to the Company amounts to US$.18.799 thousands, US$.11,556 thousands and US$.8,444 thousands, (Bs.80,835 thousands, Bs.49,691 thousands and Bs.36,309 thousands), respectively. At December 31, 2012, 2011 and 2010, PDVSA sent a statement for the liability according to the report of an independent actuary firm. The Company has analyzed demographic and financial data, considers that it reasonably reflects the liability for such concept and adjusted the obligation at the date of the statements of financial position. This pension and retirement plan covers all PDVSA employees and mixed companies payroll. Pension cost is not tax deductible until future periods when the pension is settled in cash. The Company is not required to reimburse the pension costs to PDVSA until PDVSA pays them.

Below are the movements of provisions during the year 2012, 2011 and 2010, (in thousands):

U.S. Dollars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non-current portion
Provision for asset retirement costs	41,518	28,907	—	70,425	—	70,425
Provision for retirement benefits	11,556	7,243	—	18,799	6	18,793
Provision for benefits payable	—	3,878	—	3,878	—	3,878
Commitments and Contingencies (see Note 20)	1,799	—	(236)	1,563	1,563	—

Total provisions	54,873	40,028	(236)	94,665	1,569	93,096

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

U.S. Dollars-	Balance at December 31, 2010	Increase	Decrease	Balance at December 31, 2011	Current portion	Non-current portion
Provision for asset retirement costs	29,798	11,720	—	41,518	—	41,518
Provision for retirement benefits	8,444	3,112	—	11,556	6	11,550
Commitments and Contingencies (see Note 20)	2,093	—	(294)	1,799	1,799	—

Total provisions	40,335	14,832	(294)	54,873	1,805	53,068

U.S. Dollars-	Balance at December 31, 2009	Effect for variation in the presentation currency	Increase	Decrease	Balance at December 31, 2010	Current portion	Non-current portion
Provision for asset retirement costs	24,416	—	5,382	—	29,798	—	29,798
Provision for retirement benefits	9,184	(9,184)	13,036	(4,592)	8.444	5	8,439
Commitments and Contingencies (see Note 20)	—	—	2,093	—	2,093	2,093	—

Total provisions	33,600	(9,184)	20,511	(4,592)	40,335	2,098	38,237

Bolivars-	Balance at December 31, 2011	Increase	Decrease	Balance at December 31, 2012	Current portion	Non-current portion
Provision for asset retirement costs (see Note 9)	178,527	124,301	—	302,828	—	302,828
Provision for retirement benefits	49,691	31,144	—	80,835	25	80,810
Provision for benefits payable	—	16,676	—	16,676	—	16,676
Commitments and Contingencies (see Note 20)	7,736		(1,017)	6,719	6,719	—

Total provisions	235,954	172,121	(1,017)	407,058	6,744	400,314

Bolivars-	Balance at December 31, 2010	Increase	Decrease	Balance at December 31, 2011	Current portion	Non-current portion
Provision for asset retirement costs	128,131	50,396	—	178,527	—	178,527
Provision for retirement benefits	36,309	13,382	—	49,691	25	49,666
Commitments and Contingencies (see Note 20)	9,000		(1,264)	7,736	7,736

Total provisions	173,440	63,778	(1,264)	235,954	7,761	228,193

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Bolivars-	Balance at December 31, 2009	Effect for variation in the presentation currency	Increase	Decrease	Balance at December 31, 2010	Current portion	Non-Current portion
Provision for asset retirement costs	52,494	52,494	23,143	—	128,131	—	128,131
Provision for retirement benefits	19,746	—	36,309	(19,746)	36,309	21	36,288
Commitments and Contingencies (see Note 20)	—	—	9,000	—	9,000	9,000	—

Total provisions	72,240	52,494	68,452	(19,746)	173,440	9,021	164,419

The movement of the provision for asset retirement costs at December 31 is shown below (in thousands):

	U.S. Dollars	Bolivars
Balance at December 31, 2009	24,416	52,494
Change on estimation	2,043	8,785
Financial cost	3,339	14,358
Effect for variation in the presentation currency	—	52,494

Balance at December 31, 2010	29,798	128,131
Change on estimation	7,644	32,869
Financial cost	4,076	17,527

Balance at December 31, 2011	41,518	178,527
Change on estimation	23,229	99,886
Financial cost	5,678	24,415

Balance at December 31, 2012	70,425	302,828

During 2012, Company management reviewed, based on new information, estimates on assumptions used for calculating the provision for asset retirement costs and modified the discount rate from 12.47% to 9.02% and the inflation rate from 2.48% to 2.41% which resulted in an increase in the estimation of the liability for this concept.

At December 31, 2012, 2011 and 2010, the variation of the estimation in of the provision for well abandonment cost of US$.23,229 thousands, US$.7,644 thousands and US$.2,043 thousands (Bs.99,886 thousands, Bs.32,869 thousands and Bs.8,785 thousands) is included the balance of property, plant and equipment (see Note 8). The Petrodelta, S.A. business plan as of December 31, 2012, contemplates the realization of hydrocarbons drilling and production activities until the year 2027; therefore, the accrual for asset retirement costs was calculated based on the disbursements for this concept during this period.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(15)	Accruals and Other Liabilities

Accruals and other liabilities at December 31 comprise the following (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Royalties	130,709	106,805	30,842	562,049	459,262	132,621
Endogenous and social development	11,431	8,005	3,922	49,153	34,422	16,865
Antidrug National Fund	13,828	10,746	7,418	59,461	46,208	31,897
Science and Technology (LOCTI)	8,292	3,054	4,583	35,656	13,132	19,707
Sport Organic Law	4,192	1,110	—	18,026	4,773	—
Others:
Accrued payables with PDVSA (see Note 21)	213,173	67,570	68,561	916,644	290,551	294,812
Accrued payables to suppliers	119,209	58,888	48,442	512,599	253,218	208,302
Income taxes withheld	1,185	1,509	2,888	5,096	6,489	12,418
Other accruals	8,529	5,284	2,661	36,679	22,721	11,442

	510,548	262,971	169,317	2,195,363	1,130,776	728,064

Additionally, at December 31, 2012, 2011 and 2010, accruals and other payables include the accruals in respect of drilling services and infrastructure totaling US$.143,174 thousands, US$.63,879 thousands and US$.61,231 thousands (Bs.615,651 thousands, Bs.274,680 thousands and Bs.263,293 thousands), respectively.

(16)	Accounts Payable

Accounts payable comprise the following (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Trade payables	94,747	68,815	21,022	407,412	295,905	90,395
Related parties (see Note 21)	450,184	271,938	31,073	1,935,791	1,169,336	133,614

Total	544,931	340,753	52,095	2,343,203	1,465,241	224,009

Foreign currency and liquidity risk exposure in respect of accounts payable to suppliers is shown in Note 19.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(17)	Operational Expenses

Below is a summary of operational expenses incurred by the Company (in thousands):

	Years ended December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Crude and gas operations	97,562	63,570	34,120	419,517	273,351	146,716
Crude transportation	29,610	27,200	12,220	127,323	116,960	52,546
Others	11,433	14,980	7,319	49,162	64,414	31,472

	138,605	105,750	53,659	596,002	454,725	230,734

(18)	Financial Income and Expenses

Financial income and expenses comprised the following (in thousands):

	Years ended December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Financial income:
Gain on variation of exchange rate	—	—	84,439	—	—	363,088
Other financial income	—	7	9	—	30	38

	—	7	84,448	—	30	363,126

Financial expenses
Adjustment to net realizable value on financial assets (see Note 7-k)	1,339	6,623	3,951	5,758	28,477	16,989
Financial cost transferred from related party	—	—	19,475	—	—	83,743
Financial cost on provision for asset retirement costs (see Note 14)	5,678	4,076	3,339	24,415	17,527	14,358
Other financial expenses	6	3	2	26	13	8

	7,023	10,702	26,767	30,199	46,017	115,098

Gain on variation of exchange rate

On January 8, 2010, the Ministry of Finance and BCV published Exchange Agreement No. 14, in the Official Gazette No. 39.342, which went into effect January 11, 2010. This Exchange Agreement modified the official exchange rate for the purchase and sale of foreign currency denominated in U.S. Dollars. Therefore, all transactions and balances in Bolivars were converted to U.S. Dollars as per the new exchange rate, resulting in a net gain for the variation effect in the exchange rate due to the fact of maintaining a net liability monetary position in bolivars at the date when the variation of the exchange rate went into effect (see Note 4).

Financial cost transferred from related party

In accordance with Foreign Exchange Agreement 9, published in Official Gazette 38,318, dated November 21, 2005, currencies from the export of hydrocarbons that the Company sells PDVSA, must be sold to the BCV, except for those to be used at activities performed by PDVSA pursuant to the Amendment to the BCV Law, which compels the Company to sell to the BCV only the

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

cash flows in currencies, other than local currencies, required to meet its obligations in bolivars. As of January 11, 2010, payment of those transactions with the BCV was made at the exchange rates of Bs.4.2893 and Bs.2.5935 per U.S. Dollar, in conformity with the rates established by the BCV for payment of sale transactions under the Foreign Exchange Agreement 14 (see Note 4). During the year 2010, the average exchange rate on those transactions was Bs.3.61 per U.S. Dollar, because of this PDVSA had recorded a financial expense for the difference between this average exchange rate and the official exchange rate.

As a result of PDVSA paying, with resources from the sale of crude and gas, in local and foreign currency the liabilities of the Company for the services incurred as well as payroll related obligations assigned by PDVSA (see Note 21), during the year ended December 31, 2010 the Company recorded US$.19,475 thousands (Bs.83,743 thousands) corresponding to its share for the difference in the average exchange rate mentioned before of Bs.3.61 and the official exchange rate of Bs.4.30 (see Note 4).

(19)	Financial Instruments

Credit Risk

Exposure to Credit Risk

The book value of financial assets represents the highest level of credit risk exposure. A breakdown is shown below (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Accounts receivable (see Note 11)	1,232,199	912,652	499,313	5,298,456	3,924,404	2,147,046
Recoverable tax credits (see Note 7-k)	44,581	25,858	13,453	191,702	111,193	57,848
Accounts receivable other (see Note 11)	66,243	1,517	1,662	284,845	6,523	7,147
Cash and cash equivalents (see Note 12)	3,335	2,342	3,465	14,336	10,071	14,900

	1,346,358	942,369	517,893	5,789,339	4,052,191	2,226,941

Aging of the account receivables are shown below (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Under 30 days	709,815	469,607	206,410	3,052,205	2,019,311	887,563
Between 31 and 180 days	106,050	131,447	260,375	456,015	565,222	1,119,613
Between 180 days and one year	410,908	311,598	32,528	1,766,904	1,339,871	139,870
More than one year	5,426	—	—	23,332	—	—

	1,232,199	912,652	499,313	5,298,456	3,924,404	2,147,046

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Liquidity risk

Maturity of financial liabilities, Short-term payable, including estimated interest payments and excluding the impact of offset agreements, is shown below (in thousands):

	Book value			Contractual cash flows			6 months or less
	Non-derivative financial liabilities at December 31,
	2012	2011	2010	2012	2011	2010	2012	2011	2010
U.S. Dollars
Accounts payable to suppliers (see Note 16)	94,747	68,815	21,022	94,747	68,815	21,022	94,747	68,815	21,022

Bolivars
Accounts payable to suppliers (see Note 16)	407,412	295,905	90,395	407,412	295,905	90,395	407,412	295,905	90,395

Foreign Currency Risk

Petrodelta, S.A. has the following monetary assets and liabilities denominated in currencies other than the U.S. Dollar, which were converted into U.S. Dollars at the exchange rate in effect at the statements of financial position (in thousands):

	December 31,
	2012	2011	2010
Monetary assets:
Bolivars	277,152	172,801	86,991

	277,152	172,801	86,991

Monetary liabilities:
Bolivars	2,646,171	2,534,998	1,423,259

	2,646,171	2,534,998	1,423,259

Net monetary liability position	(2.369,019)	(2,362,197)	(1,336,268)

The year-end exchange rate, the average exchange rate for the year and the interannual increases in the National Consumer Price Index (NCPI), as published by BCV, were as follows:

	December 31,
	2012	2011	2010
Exchange rate at year end (Bs./US$..1)	4.30	4.30	4.30

Average exchange rate for the year (Bs./US$..1)	4.30	4.30	4.30

Interannual increase in the NCPI (%)	20.10	27.57	27.18

Fair Value of Financial Instruments

The following estimated amounts do not necessarily reflect the amounts at which the instruments could be exchanged in the current market, The use of different market assumptions and valuation methods can significantly affect the estimated fair values, The bases for determining the fair value are disclosed in Note 5 (in thousands):

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

	December 31,
	2012		2011		2010
U.S. Dollars-	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (see Note 11)	1,232,199	1,232,199	912,652	912,652	499,313	499,313

Recoverable tax credits	44,581	44,581	25,858	25,858	13,453	13,453

Advances on windfall tax (see Note 11)	64,694	64,694	—	—	—	—

Accounts receivable other (see Note 11)	1,549	1,549	1,517	1,517	1,662	1,662

Cash and cash equivalents (see Note 12)	3,335	3,335	2,342	2,342	3,465	3,465

Liabilities:
Accounts payable to suppliers (see Note 16)	94,747	94,747	68,815	68,815	21,022	21,022

Other liabilities (included in provisions, accruals and other payables) (see Notes 14 and 15)	605,213	605,213	317,844	317,844	209,652	209,652

Accounts payables to shareholders and related companies (See Note 16)	450,184	450,184	271,938	271,938	31,073	31,073

	December 31,
	2012		2011		2010
Bolivars-	Book Value	Fair Value	Book Value	Fair Value	Book Value	Fair Value
Assets:
Accounts receivable (see Note 11)	5,298,456	5,298,456	3,924,404	3,924,404	2,147,046	2,147,046

Recoverable tax credits	191,702	191,702	111,193	111,193	57,848	57,848

Advances on windfall tax (see Note 11)	278,185	278,185	—	—	—	—

Accounts receivable other (see Note 11)	6,660	6,660	6,523	6,523	7,147	7,147

Cash and cash equivalents (see Note 12)	14,336	14,336	10,071	10,071	14,900	14,900

Liabilities:
Accounts payable to suppliers (see Note 16)	407,412	407,412	295,905	295,905	90,395	90,395

Other liabilities (included in provisions, accruals and other payables) (see Notes 14 and 15)	2,602,421	2,602,421	1,366,730	1,366,730	901,504	901,504

Accounts payables to shareholders and related companies (see Note 16)	1,935,791	1,935,791	1,169,333	1,169,333	133,614	133,614

(20)	Commitments and Contingencies

At December 31, 2012 and 2011 the Company has recorded a provision for 6 labor related claims in the amount of US$.16 thousands (Bs.69 thousands). Should the outcome of existing lawsuits and claims be unfavorable to the Company, it could have a material adverse effect on its results of operations. Although it is not possible to predict the outcome, Company management, based in part on the opinion of its legal advisors, does not believe it is likely that losses related to the aforementioned legal procedures will exceed recognized estimated amounts or generate significant amounts that could affect the Company’s financial position or results of operations.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Compliance with Environmental Regulations

The subsidiaries of CVP are subject to different environmental laws and regulations which may require significant expenditures to modify facilities and prevent or remedy the environmental effects from waste disposal and spills of pollutants.

Petrodelta, S.A. and its parent company CVP are taking steps to prevent environmental risks, protect employee health and preserve the integrity of their facilities.

Management estimated potential liabilities as of December 31, 2012, 2011 and 2010 amounting US$.1.563 thousands, US$.1,799 thousands and US$.2,093 thousands (Bs.6.719 thousands, Bs.7,736 thousands and Bs.9,000 thousands), respectively, and were included in the results of these years.

Agreements with the Organization of Petroleum Exporting Countries (OPEC)

The Bolivarian Republic of Venezuela is a member of OPEC, an organization mainly dedicated to establishing agreements to maintain stable crude oil prices by setting production quotas. To date, the reduction in crude oil production resulting from changes in the production quotas set by OPEC and price fluctuations has not significantly affected the Company’s results of operations, cash flows or financial results.

(21)	Related Party Transactions

Petrodelta, S.A. considers its shareholders and related subsidiaries and affiliates, Company directors and executives, as well as other governmental institutions, as related parties.

A summary of transactions and balances with related parties is shown below (in thousands):

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Activities for the year:
Crude oil and natural gas sales	1,160,653	1,048,728	607,586	4,990,808	4,509,530	2,612,621

Operational expenses	72,480	47,318	17,544	311,664	203,467	75,439

Sales, general, administrative and selling expenses	7,623	4,322	3,868	32,779	18,585	16,632

Production royalties for oil and gas	280,909	263,422	183,076	1,207,909	1,132,715	787,227

Reimbursement of expenses	135,465	175,166	235,634	582,500	753,214	1,013,326

Dividends paid to Shareholders	—	18,330	43,346	—	78,819	186,388

Balances at the end of the year:
Accounts receivable (see Note 11)	1,232,199	912,652	499,313	5,298,456	3,924,404	2,147,046

Accounts payable to Shareholder B (see Note 16)	2,722	1,969	1,499	11,705	8,467	6,446

Dividends payable to Shareholders A	30,550	30,550	18,330	131,365	131,365	78,819

Accounts payable to PDVSA	439,223	258,222	21,881	1,845,659	1,110,357	94,088

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

	December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollars			Bolivars
Other joint ventures	18,239	11,747	7,693	78,428	50,512	33,080

Accrued payables with PDVSA	213,173	67,570	68,561	916,644	290,551	294,812

As of April 2006, due to the migration of operating agreements to mixed companies (see note 1), PDVSA Petróleo signed purchase and sale agreements with these companies, which set out that mixed companies will notify PDVSA Petróleo of the estimated volume of hydrocarbons expected to be delivered the following month. PDVSA Petróleo must pay the mixed companies for delivered volumes, net of volumes for royalties in kind and paid to the Venezuelan government.

In conformity with the terms and conditions of the agreements, CVP mixed companies agree to sell and deliver to PDVSA Petróleo, and the latter agrees to purchase and receive from these mixed companies, crude oil and natural gas produced in the delimited areas that are not used for primary activities or for payment of royalties in kind to the Venezuelan government.

Crude oil delivered from the Petrodelta fields to PDVSA is priced with reference to Merey 16 published prices, weighted for different markets and adjusted for variations in gravity and sulphur content, commercialization costs and distortions that may occur given the reference price and prevailing market conditions, except for the volumes of crude produced from El Salto field since October 2011 which the Company has agreed to amend the purchase sale agreement with PDVSA Petróleo so it can invoice PDVSA using as Boscán as a crude reference for El Salto field production since October 2011 (see Notes 1, 11 and 24-a). Market prices for both crude oil of the type produced (Merey 16 and Boscán) in the fields operated by Petrodelta averaged approximately US$.95.90, US$.98.52 and US$.70.57 per barrel for the year ended December 31, 2012, 2011 and 2010, respectively.

During the years ended December 31, 2012 and 2011, the Company recorded estimated revenues, unbilled, for the sale of crude oil in the amount of US$.404.619 thousands (Bs.1.739.862 thousand) and US$.67.092 thousands (Bs.288.496 thousands), respectively, corresponding to Boscan crude production which is not provided for billing in the Purchase-Sale of Oil signed between the Company and PDVSA Petroleo, S.A. As of December 31, 2012 and 2011, the Company has accounts receivable of US$.352,721 thousands and US.$.50,772 thousands (Bs.1,516,704 thousands and Bs.218,319 thousands), respectively, for the delivery of such crude. The Company and PDVSA Petroleo, SA are in the process of revising the price formulas under the Contract, in order to include the respective amendment to begin the billing process.

During the years ended December 31, 2012, 2011 and 2010, the Company sold crude oil and natural gas to PDVSA Petróleo for US$.1,160,653 thousands, US$.1,048,728 thousands and US$.607,586 thousands (Bs.4,990,808 thousands, Bs.4,509,530 thousands and Bs.2,612,621 thousands), respectively, included in the statements of comprehensive income under Income. On October 3, 2011, the Company received accounting guidelines from CVP, to account for revenues from the sale of crude oil, royalty and other taxes (see Notes 7-g, 7-h and 7-j) due to the law that came into effect creating a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market (see Note 23-j), which sets a

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

maximum price to pay for royalty at US$.70 per barrel. These guidelines modified the accounting procedure for recording and recognizing revenues from the sale of crude as well as recording and recognizing expense from royalty and other taxes. Since the Company pays royalty in kind for the crude produced and sells to PDVSA, and recognizes the amounts for revenues from the sale of crude and royalty in the statement of comprehensive income up until the law creating a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market came into effect at the sales price, and according to new law and guidelines received recognizes as revenue for the sale of crude 70% of the barrels delivered to PDVSA plus 30% of royalty at the maximum price of US$.70 per barrel, income from the sale of crude oil and royalty expense on crude for the years ended December 31, 2012 and 2011, are presented undervalued in the amount of US$.102,357 thousands and US$.76,966 thousands (Bs.440,135 thousands and Bs.330,952 thousands), respectively when compared to the procedure applied in prior periods.

Following is a table, in thousands, that allows comparison of revenues and royalty calculated using prior and current procedure (in thousands):

	Year ended December 31,
	2011	2010	2011	2010
	US Dollars		Bolivars
Revenues from the sale of crude for the total volume of crude delivered	1,122,190	604,173	4,825,415	2,597,945
Royalty capped at US$.70	(76,966)	—	(330,952)	—

Revenues from sale of crude	1,045,224	604,173	4,494,463	2,597,945

Royalty in kind at crude oil sold price	336,973	181,252	1,448,982	779,384
Royalty capped at US$.70	(76,966)	—	(330,952)	—

Royalty recorded in books (see Note 7)	260,007	181,252	1,118,030	779,384

At December 31, 2012, 2011 and 2010, the statement of financial position includes US$.1,232,199 thousands, US$.912,652 thousands and US$.499,313 thousands (Bs.5,298,456 thousands, Bs.3,924,404 thousands and Bs.2,147,046 thousands) of accounts receivable for the crude and gas sales to PDVSA.

During 2012, 2011 and 2010, PDVSA Petróleo charged Petrodelta, S.A. US$.888 million, US$.615 million and US$.246 million (Bs.3,816 million, Bs.2,642 million and Bs.1,197 million), respectively, for labor and other costs, taxes, royalties, cash advances, dividends, and operating costs.

Certain Company directors hold key positions in other related entities; some of their attributions include influencing the operational and financial policies of these entities.

At December 31, 2012, 2011 and 2010, transactions with related parties do not necessarily reflect the results that would have been obtained had these transactions been held with third parties.

On December 28, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of November 30, 2012 resulting in a netting of US$.267 million (Bs.1,149 million)

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of November 30, 2012 at the prevailing exchange rate applicable at such date.

On June 20, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses outstanding as of May 31, 2012 resulting in a netting of US$.298 million (Bs.1,282 million) at the prevailing exchange rate applicable at such date against the accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold and delivered outstanding as of May 31, 2012 at the prevailing exchange rate applicable at such date.

On January 12, 2012, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances, operational expenses and dividends payable to CVP approved by the shareholders of the Company on August 4, 3010 (see Note 13) against the Company accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, outstanding as of December 31, 2011, resulting in a netting of US$.205 million (Bs.882 million) at the prevailing exchange rate applicable at such date.

On October 28, 2011, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP for royalties, contributions, taxes, advances and operational expenses against the Company accounts receivable with PDVSA and its affiliates, including CVP, for the crude and gas sold, outstanding as of September 30, 2011, resulting in a netting of US$.169 million (Bs.727 million) at the prevailing exchange rate applicable at such date.

During February 2011, the Company following instructions from its shareholder CVP proceeded to offset accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company outstanding as of December 31, 2009 at the exchange rate prevailing as of this date, resulting in a netting of US$.46 million (Bs.101 million). Additionally, in the same month and year, CVP sent instructions again to the Company to proceed and offset accounts receivables and payables between PDVSA and its affiliates, including CVP with the Company outstanding as of December 31, 2010, resulting in a netting of US$.195 million (Bs.838 million). Both nettings have been recorded in the month of December of 2010, and are included in the statements of financial position as of December 31, 2010.

In June 10, 2010, the Company’s Board of Directors approved the offsetting of accounts payable to PDVSA and its affiliates, including CVP, for 2010 royalties, taxes, dividends payable at the end of 2009 and operational expenditures in the amount of US$.40 million (Bs.172 million) against the receivable from PDVSA and its affiliates, including CVP, for 2010 oil and gas deliveries.

All compensation transactions have been approved by the Board of Directors of the Company.

(22)	Collective Labor Agreement

On July 20, 2012 the Collective Labor Agreement was signed, valid for the period from October 1, 2011 thru October 1, 2013, among the employees of the oil industry represented by the Venezuelan Unitary Federation of workers of the oil, gas, its similars and derivatives (FUTPV)

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

and the Ministry of Popular Power for Energy and Mining (MPPPM) and PDVSA. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts had an economic and social benefit on workers and are summarized as follows:

i.	Focus the contract to a higher social justice through increases in the quality of life of workers by supporting the adquisition of school supplies for their children, provide benefits for newborns, marriage, attention to handicapped people and financing turism packages for workers and their families under the Collective Labor Agreement.

ii.	A salary raise of Bs.40 daily from October 1, 2011. Payment of this increase was done Bs.30 at end of July 2012 and Bs.10 from January 1, 2013.

iii.	An increase in the monthly amount for electronic card for foods from Bs.1,700 to Bs. 2,700.

iv.	Provide 65 days of vacation bonus to contractual payroll and between 15 and 30 days of post-vacation bonus depending on the type of payroll. Also it was agreed to increase to Bs.200,000 the amount to finance housing acquisition.

Before, on January 20, 2010 the Collective Labor Agreement was signed, valid for the period from October 1, 2009 thru October 1, 2011, by workers leaders of the industry represented by the FUTPV and the Ministry of the MPPPM and PDVSA President. The Collective Labor Agreement establishes a salary raise and payroll and retirement benefits which has a significant impact on the Company’s payroll cost. The most significant impacts are:

i.	A salary raise of Bs.35 daily which represents an increase of 80% of current salary. The increase shall be pay in two portions, the first of Bs.25 at the signing of the contract and the second of Bs.10 from January 1st, 2011.

ii.	An increase in the monthly amount for electronic card for foods from Bs.1,300 to Bs. 1,700.

iii.	An increase in the retirement benefit from Bs. 1,000 to Bs. 1,600.

iv.	The increase will be retroactive from October 1, 2009 and not from January 21, 2009, being the date on which the prior contract expired, in compensation it was agreed a one-time bonus of Bs. 8.000 which has no effect in the severance benefits of employees.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(23)	Laws, Resolutions and Legal Contributions

a)	Special Law on Severance National Fund

On June 15, 2012 the National Executive published by means of decree-law No. 9,053 the Special Law on Severance Benefits National Fund in order to create the program National Fund for Severance Benefits which establishes the conditions to receive and manage deposits corresponding to the severance benefit guarantees of workers into government financial institutions.

b)	Labor Organic Law and Workers

On April 30, 2012, the National Executive promoted by means of decree-law No. 8.938 the Labor Organic Law and Workers. On May 7, 2012 the National Assembly published on the Official Gazette No. 6,076 this organic law. The most significant aspects of this law are:

(1)	Obligation by employers to calculate severance benefits retroactively by a) paying employees the equivalent of 15 days of salary every quarter with the most recent salary, this right is acquired at the beginning of each quarter, b) after the first year of service, the employer will pay employees 2 days of salary for every year worked, cumulative until a maximum of 30 days is reached, c) when by any reason the working relation ends, severance benefits will be calculated for 30 days for every year worked or fraction over 6 months and calculated with the most recent salary earned. Workers will receive as severance benefits, the higher amount between a) and b) or c) as described above. Quarterly or annual payments shall be deposited in the National Fund for Severance Benefits under each workers name, or at a trust fund in financial institutions or at the employer´s accounting records as long as workers authorize it in writing.

(2)	Increase in the rest periods woman have during pregnancy, providing as its main benefits 6 weeks prior to giving birth and 20 weeks after, as well as prohibition by employers to resign labor relation up to 2 years after giving birth.

(3)	Reduction of the daily working time to 5 working days and 2 resting days

(4)	Increase in the number of holidays during the year

The Company recognized a provision in respect of the impact of the new Labor Law, through the actuarial calculation prepared by independent actuaries contracted by PDVSA.

c)	Sports organic Law

On August 24, 2011, the National Assembly published on the Official Gazette 39,741 the Sports Organic Law promoted by the Executive branch of power. This law declares of national and general interest as well as a public service all activities for promoting, organizing and administering sports and physical activity in Venezuela. The law among other things creates the National Fund for the Development of Sports, Physical Activity and Physical Education to be constituted on contributions from companies and organizations, private or public, performing profit seeking economic activities within the national territory. These

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

contributions are not deductible for income tax purposes and shall be 1% over net profit when net profit is above 20.000 tax units. As of December 31, 2012 and 2011 the Company has recorded as contribution under the Sport Organic Law the amount of US$.3,082 thousands and US$.1,110 thousands (Bs.13,253 thousands and Bs.4,773 thousands), respectively.

On February 28, 2012, Official Gazette No. 39,872 was published containing decree-law No. 8.820 on partial regulation No.1 to the Sports Organic Law. The partial regulation scope the National Fund for the Development of Sports, Physical Activity, duties of the National Sports Institute, guidelines on the executions of resources and taxpayers subject to the law and their responsibilities, as well as means of making contributions.

d)	Law to Suppress and Liquidate the Endogenous Development Fund

On May 18, 2011, the National Assembly published on the Official Gazette 39,676 the means of decree-law No. 8.204 promoted by the President of the Bolivarian Republic of Venezuela, the Law to Liquidate and Suppress the Endogenous Development Fund, an autonomous institute created by the Law for the Creation of the Endogenous Development Fund, published in the National Gazette 38.500 on August 15, 2006.

e)	Laws enacted under the Enabling Law

On December 17, 2010, the National Assembly approved the Law Authorizing the President of the Republic to issue Decree-Laws. The Enabling law was published in the extraordinary Official Gazette No. 6.009 and covers a range of areas for a term of 18 months after publication thereof. Under this law, the authorization encompasses areas involving the transformation of government institutions, popular participation, as well as economic, social, financial, tax and energy matters.

f)	Foreign Exchange Agreement 18

On June 4, 2010, Official Gazette 39,439 was published containing Foreign Exchange Agreement 18, which establishes that the BCV will be in charge of regulating the terms and conditions for the negotiation, in local currency, and through the system accorded for that purpose, of securities of the Bolivarian Republic of Venezuela, its decentralized entities or any other issuing body, whether they are issued or to be issued in foreign currency.

g)	Ruling 001-2010 by National Antidrugs Office (Oficina Nacional Antidrogas or ONA)

On February 11, 2010, Official Gazette 39,366 was published containing Ruling 001-2010, which establishes standards for the admissible discounts to the expense set forth under LOCTICSEP and its Regulation for payment corresponding to fiscal years 2006, 2007 and 2008. This ruling establishes that only the following payments made by taxpayers during fiscal years 2006, 2007 and 2008 may be subject to rebates:

•	Conduction of projects for comprehensive social prevention and development.

•	Expenses under non-reimbursable technical assistance agreements.

•	Funding or performance of activities under comprehensive social prevention.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

h)	Foreign Exchange Agreement 15

On January 27, 2010, as a result of a material error, Foreign Exchange Agreement 15 was republished in Official Gazette 39,355, originally published in Official Gazette 39,349 dated January 19, 2010. This agreement contains new provisions and guidelines complementing the multiple exchange rate system created under Foreign Exchange Agreement 14 (see Note 4). The most relevant aspects of this agreement follow:

•

As to the Value Added Tax (VAT), imports of goods and services are subject to the exchange rate of Bs.2.60 per U.S. Dollar, for the food, health, education, machinery and equipment and science and technology sectors; Bs.4.30 per U.S. Dollar will be used for other sectors. With regards to exports of goods and services, the applicable exchange rate is Bs.4.2893 per U.S. Dollar.

•

In relation to customs, the applicable exchange rate is Bs.2.60 per U.S. Dollar for imports corresponding to the food, health, education, machinery and equipment and science and technology sectors; and Bs.4.30 per U.S. Dollar for all other imports.

i)	Organic Law on Science and Technology and Innovation (LOCTI)

On December 2010, the Partial Amendment to the Organic Law on Science and Technology and Innovation (LOCTI) was published. This amendment establishes that legal or private or publicly owned entities, domiciled in the Bolivarian Republic of Venezuela or abroad, performing economic activities within the national territory are under the obligation of paying on an annual basis an established percentage of their gross income from the previous year, in respect to their business area, as follows:

•	Two percent when economic activity is framed within those listed in the Law for the Control of Casinos, bingo Halls and Slot Machines, and any area related to industry and trade of Alcohol and snuff.

•	One percent for privately owned enterprises operating in business areas subject to the Organic Law on Hydrocarbons and Gaseous Hydrocarbons, including mining, processing and distribution activities.

•

Half percent for publicly owned companies if the business pursued is one of those listed in the Organic Law on Hydrocarbons and Gaseous Hydrocarbons including mining, processing and distribution activities.

•	Half percent for any other business activity.

On April 28, 2011, the Company received instructions from its shareholder, CVP, to reverse the expense of US$.4,583 thousands (Bs.19,707 thousands) and accrued at December 31, 2010, due to the fact that PDVSA has opted to file declaration on behave of its affiliates, including mix companies, and waive the liability on them, including Petrodelta, S.A. As of December 31, 2011, CVP sent instructions to the Company to record its share according to the law for its obligation corresponding to the year ended December 2011 only. The provision recorded in the statements of financial position corresponding to the year ended December 31, 2012 and 2011 amounts to US$.5,238 thousands and US$.3,054 thousands (Bs.22,523 thousands and Bs.13,132 thousands), respectively.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

j)	Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market

On April 18, 2011, the Venezuelan government published in the Extraordinary Official Gazette No. 6.022, by means of decree-law No. 8.163 of same date, the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. This law modifies calculation and payment of royalty, extraction tax and export registry tax as per LOH and the special contribution for extraordinary prices and exorbitant prices from the date published. The law defines the contribution on Extraordinary Prices for 20 percent to be applied to the difference between the average monthly price up to US$.70 or less per barrel, on international markets for the Venezuelan liquid basket of hydrocarbons and the price fixed by the Venezuela budget for the relevant fiscal year (set at US$.50 and US$.40 per barrel for 2012 and 2011, respectively). The law also defines the contribution on Exorbitant Prices for (1) 80 percent when the average price mentioned before exceeds US$.70 per barrel but is less than US$.90 per barrel; (2) 90 percent when the average price mentioned before exceeds US$.90 per barrel but is less than US$.100 per barrel; and (3) 95 percent when the average price mentioned before exceeds US$.100 per barrel. The law also established the maximum price to be used for calculating royalty paid in cash on production at US$.70 per barrel. This law supersedes the Law for Special Contributions on Extraordinary International Hydrocarbon Market Prices (see Note 23-k).

On February 27, 2012, Official Gazette No. 39,871 was published the decree No. 8.807 modifying the articles 2 and 10 of the Law Creating a Special Contribution on Extraordinary Prices and Exorbitant Prices in the International Hydrocarbons Market. The partial reform indicates that the use of resources derived from this law be used in financing the Great Missions created by the National Executive, and projects of infrastructure, roads, health, education, among others. The development of the national production sector, among others areas. The partial reform also stipulates treasury aspects on how the contributions is to handle between PDVSA, the National Development Fund (FONDEN), and BCV (see Note 24-d).

k)	Law for Special Contributions on Extraordinary International Hydrocarbon Market Prices

On April 15, 2008, the Law for Special Contributions on Extraordinary International Hydrocarbon Market Prices was published in Official Gazette No. 38,910 (See Note 23-j). Subsequently, Resolutions No. 151 and No. 195 of MPPPM were published in Official Gazette No. 38,939 of May 27, 2008 and Official Gazette No. 38,970 of July 10, 2008. This Law and its resolutions require entities that export or transport liquid hydrocarbons and hydrocarbon derivatives abroad to pay a special monthly contribution. The contribution will be equivalent to: a) 50% of the difference between the average monthly price of the Venezuelan crude oil basket and the threshold price of US$.70 per barrel and b) 60% of the difference between the average monthly price of the Venezuelan crude oil basket and the threshold price over US$.100 per barrel. This contribution shall be paid on every barrel of oil exported or transported abroad and shall be collected and paid monthly by MPPPM to the National Endowment Development Fund (FONDEN) for execution of infrastructure development projects, production and social development projects aimed at strengthening Communal Power. This Law became effective on April 15, 2008. This law was superseded by the law creating a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market (see Note 23-j).

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

l)	Antidrug Oganic Law (LOD)

On September 15, 2010, the Antidrug Organic Law was published in Official Gazette No. 39,510. The LOD eliminates the Law on Narcotic and Psychotropic Substances (LOCTISEP) and its partial regulation published June 5, 1996 under Official Gazette No. 35,986. Among the significant changes are:

•	Taxable base is changed, previously considered base on net profit and now establishes as taxable base current period operating income.

•	Filing and payment of tribute is extended from 15 calendar days of the following taxable period, to 60 calendar days from the closing corresponding taxable period.

•

In relation to sanctions, the law establishes: 1) failure to comply the contribution of 1%, a penalty equivalent to double the amount due, if re-occur the penalty will be 3 times the corresponding contribution due, and 2) for not complying the special contribution of 2%, same penalty, before was 60,000 tax units or suspension of business activities during 1 year in case of re-occurrence.

•

In the prior law, donations made by persons or companies in favor of plans and programs established by the government in relation to drugs matter and approved by ONA, can be deducted for income tax purposes, previously approved by public document. In the new law, this last aspect is eliminated as a requisite for proceeding to deduct from income tax purposes.

•

Incorporates an obligation by government agencies and institutions, as well as public and private companies that employ more than 50 workers, to provide labor to rehabilitated persons, under the programs of social inclusions.

On February 23, 2011, providence No. 0001-2011 was published in the Official Gazette No. 39.622, establishing that labor matters related to Projects for Integral Prevention on Drug Consumption must be presented to the National Antidrug Fund (FONA). The providence establishes that private and public companies must present between January 2 and April 30 the projects and all of their requirements to be executed in order to carry-out technical and economical evaluations necessary for the appropriate approval. Projects for Integral Prevention in regards to labor matters can only be submitted by those companies in which their fiscal year ends before the established time frame mentioned in order to be eligible and once the contribution of 1% has been paid. When companies can not submit projects, they can present them in the same timing period of the following year and the corresponding charge shall be the year immediately before to the year corresponding the contribution determination.

During the years ended December 31, 2012, 2011 and 2010, the Company recognized and recorded an expense for US$.3,082 thousands, US$.3,328 thousands and US$.4,813 thousands (Bs.13,253 thousands, Bs.14,311 thousands and Bs.20,697 thousands), respectively.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(24)	Subsequent Events

a)	On January 31, 2013, the Board endorsed the incorporation of Oil Price Formula with reference to Boscan, for incorporation in the Contract of Purchase Sale of Hydrocarbons and instructed to submit the formula to the corresponding administrative and financial authority level, and for the approval of the Petrodelta, S.A. Shareholders, which will allow the billing of the production of crude from “Campo El Salto”,.

b)	On February 6, 2013, providence No. SNAT/2013/0009 from the National Integrated Service on Tributes and Customs Administration (SENIAT) was published in Official Gazette No. 40,106 in which the current tax unit value was adjusted from Bs.90 to Bs.107.

c)	On February 8, 2013, the Exchange Agreement No. 14 was published in the Official Gazette No. 40,108, which establishes the new official rate for the purchase and sale of the US Dollar and effective from February 9, 2013. The new purchase rate increased from Bs4.20 to Bs6.30 for one US Dollar. Likewise, it was published, a higher rank agency to optimize the exchange rate system in order to design, plan, and execute monetary strategies by the government, to reach higher efficiency and transparency providing foreign currency to the country economic sector. Decisions from this agency will be adopted by the Ministry of People Power for Planning and Finance as well as the Venezuela Central Bank (see Note 4).

d)	On February 20, 2013 the National Assembly approved to published in the Official Gazette No. 40,144, the reform to the law that creates a special contribution on extraordinary prices and exorbitant prices in the international hydrocarbons market published in the Extraordinary Official Gazette No. 6,022 by means of decree No. 8,163 from the Executive branch on April 18, 2011. The most significant aspects are: a) guarantee financing of social missions created by the government as well as projects related to infrastructure, roads, health, education, communication, agriculture, food and in general for the development of the national productive sector, b) modify the parameter that defines what constitutes contributions from extraordinary prices (under US$.80 per barrel) and what constitutes contribution from exorbitant prices (from US$.80 per barrel and up), c) establish the new intervals to apply the percentage to calculate such contributions, d) modify the maximum price to calculate and pay royalty at US$.80 per barrel, e) supersede decree No. 8,807 that modified this law and published in the Official gazette No. 39.871 on February 27, 2012 (see Note 23-j); and e) eliminates dispositions on the law from the Venezuela Central Bank that regulates funding from PDVSA Petróleo to the National Development Fund (FONDEN) and any other provision of exceeding that collides with the present Law.

e)	On March 1, 2013 the Board of Directors of the Company approved the issuance of these financial statements as of December 31, 2012 under International Financial Reporting Standards and resolved to submit these financial statements to the Shareholders of the Company for approval purposes. The financial statements cannot be modified once they have been issued and approved by the Shareholders of the Company. It also approved raising the Shareholders to the change of booking of deferred tax assets to the amount of US$.70,426 thousands (Bs.302,832 thousands) on retained earnings at December 31, 2012.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(25)	Supplementary Information on Oil and Gas Exploration and Production Activities (unaudited)

The following tables provide supplementary information on oil and gas exploration, development and production activities. All exploration and production activities are conducted mainly by CVP and Mixed Companies in Venezuela.

Table I—Crude Oil and Natural Gas Reserves

All crude oil and natural gas reserves located in Venezuela are owned by the Bolivarian Republic of Venezuela. Crude oil and natural gas reserves are estimated by PDVSA and reviewed by the People’s Power Ministry for Energy and Oil (MPPPM) using reserve criteria that are consistent with those prescribed by the American Petroleum Institute (API) of the United States of America.

Proved reserves are the estimated quantities of crude oil and gas which, with reasonable certainty, are recoverable in future years from known deposits under existing economic and operating conditions. Due to the inherent uncertainties and limited nature of reservoir data, reserve estimates are subject to changes over time, as additional information becomes available. Proved reserves do not include additional volumes which may result from the extension of currently explored areas or from the application of secondary recovery processes not yet tested and determined to be economically feasible.

Proved developed oil and gas reserves are the quantities that can be recovered from existing wells with existing equipment and methods. Proved undeveloped reserves are those volumes that are expected to be recovered from new wells on undrilled acreage or from existing wells.

A summary of annual changes in proved crude oil and natural gas reserves is shown below:

(a)	Conventional Crude Oil (in thousands of barrels)

	Years ended December 31,
	2012	2011	2010
Proved developed and undeveloped reserves of conventional crude oil at January 1	499,237	511,320	206,823
Revisions	—	(693)	—
Expansions and discoveries	371,563	—	313,058
Production	(13,172)	(11,390)	(8,561)

Proved developed and undeveloped reserves of conventional crude oil at December 31	857,628	499,237	511,320

Proved developed reserves of conventional crude oil at December 31 (included on the previous amount)	65,755	50,758	52,705

At December 31, 2012, 2011 and 2010, certified reserves assigned to the Company amounted to 857,628 thousands, 499,237 thousands and 511,320 thousand barrels, respectively. Production for the year ended December 31, 2012, 2011 and 2010 was 13,172 thousands, 11,390 thousands and 8,561 thousand barrels.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

(b)	Natural Gas Reserves (in millions of cubic feet)

	Years ended December 31,
	2012	2011	2010
Proved developed and undeveloped reserves of natural gas at January 1	532,082	548,880	266,292
Revisions	—	(14,532)	—
Expansions and discoveries	175,546	—	284,792
Production	(2,171)	(2,266)	(2,204)

Proved developed and undeveloped reserves of natural gas at December 31	705,457	532,082	548,880

Proved developed reserves of natural gas at December 31 in Uracoa and Tucupita (included on the previous amount)	23,390	20,809	18,773

Natural gas production is shown on the basis of actual volumes before the extraction of liquefiable hydrocarbons.

Table II—Costs Incurred in Exploration and Development Activities

Exploration costs include costs incurred from geological and geophysical activities, and drilling and equipping exploratory wells. The Company did not conduct exploration activities in the year 2012. Development costs include those for drilling and equipping development wells, enhanced recovery projects and facilities to extract, treat and store crude oil and natural gas. Annual costs, summarized below, include amounts both expensed and capitalized for the Company’s conventional crude oil reserves (In thousands):

	Conventional Crude
	U.S. Dollars			Bolivars
	2012	2011	2010	2012	2011	2010
Development costs	207,320	141,763	93,675	891,479	609,581	402,804

Total costs incurred from development Activities	207,320	141,763	93,675	891,479	609,581	402,804

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Table III—Costs Recorded as Assets in Oil and Gas Production Activities

Costs recorded as assets for oil and gas exploration and production activities, as well as the related accumulated depreciation and amortization at December 31 for PDVSA’s conventional and extra-heavy crude oil reserves are summarized below (In thousands):

	Conventional Crude
	U.S. Dollars			Bolivars
	2012	2011	2010	2012	2011	2010
Assets used in production	660,972	470,226	362,087	2,842,181	2,021,972	1,556,974
Equipment and facilities	22,447	15,576	10,615	96,522	66,977	45,645

	683,419	485,802	372,702	2,938,703	2,088,949	1,602,619
Accumulated Depletion, depreciation and amortization	(279,117)	(193,112)	(134,737)	(1,200,203)	(830,382)	(579,369)
Construction in progress	121,087	111,255	78,755	520,675	478,396	338,646

Total net costs capitalized as assets	525,389	403,945	316,720	2,259,175	1,736,963	1,361,896

Table IV—Results of Operations for Oil and Gas Production Activities for Each Year (In thousands):

	Conventional Crude
	Years ended December 31
	U.S. Dollar			Bolivars
	2012	2011	2010	2012	2011	2010
Net production income:
Sales (see Note 21)	1,263,010	1,125,694	607,586	5,430,943	4,840,482	2,612,621
Production costs	(158,888)	(113,985)	(59,806)	(683,219)	(490,137)	(257,162)
Royalties in kind and other taxes (see Note 7 and Note 21)	(706,360)	(607,442)	(217,760)	(3,037,348)	(2,611,999)	(936,367)
Contributions and funding for social development	(14,889)	(7,241)	(9,863)	(64,023)	(31,137)	(42,414)
Depletion, depreciation and Amortization	(83,168)	(56,693)	(39,153)	(357,622)	(243,780)	(168,358)

Results of operation before income Tax	299,705	340,333	281,004	1,288,731	1,463,429	1,208,320
Income tax	(149 853)	(170,167)	(140,502)	(644,366)	(731,715)	(604,160)

Results production operation	149,852	170,166	140,502	644,365	731,714	604,160

Income from oil production is calculated at international market price as if all production were sold (see Note 21).

Production costs are lifting costs incurred to operate and maintain productive wells and related facilities and equipment, including operating labor costs, materials, supplies, fuel consumed in operations and operating costs of natural liquid gas plants.

PETRODELTA, S.A.

(Subsidiary owned 60% by Corporación Venezolana del Petróleo, S.A.)

Notes to the financial statements

December 31, 2012, 2011 and 2010

Depreciation and amortization expenses relate to assets used in exploration and production activities. Income tax expense is computed using the statutory rate for the year. For these purposes, the results of production operations do not include finance costs and corporate overhead nor their associated tax effects.

A summary of average per unit sale prices and production costs is shown below:

	Years ended December 31,
	2012	2011	2010	2012	2011	2010
	U.S. Dollar			Bolivars
Average sale price
Crude oil per barrel	95,90	98.52	70.57	412.37	423.64	303.46

Natural gas per barrel	1.54	1.54	1.54	6.62	6.62	6.62

Average production cost per BOE	11.74	9.69	6.70	50.48	41.67	28.81